UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
  ___________________________________
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVOLUS, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
April 26, 2024
Dear Stockholder:
It is my pleasure to invite you to attend the Annual Meeting of Stockholders of Evolus, Inc. which will be held on June 6, 2024, at 8:00 a.m., Pacific time. This year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2024 and entering the control number included in the Notice of Internet Availability, proxy card or voting instruction form that you receive. You will not be able to attend the Annual Meeting in person.
During the Annual Meeting, stockholders will be asked to consider proposals for (i) election of three Class III directors, (ii) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024, (iii) approval of the Evolus, Inc. 2024 Employee Stock Purchase Plan, (iv) approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement, and (v) approval, on an advisory basis, of the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.
These items of business are more fully described in the Proxy Statement accompanying this Notice of Internet Availability.
We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our stockholders over the Internet. This e-proxy process expedites the delivery of proxy materials to our stockholders, lowers our costs and reduces the environmental impact of the Annual Meeting. Today, we are sending to each of our stockholders who has not elected an alternative means of delivery a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the Annual Meeting and our 2023 Annual Report to Stockholders, as well as how to vote via proxy either by telephone or over the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions to allow you to request copies of the proxy materials to be sent to you by mail. Stockholders who have elected to receive copies of our proxy materials delivered via mail or e-mail will be receiving the Proxy Statement, a proxy card and the Annual Report by mail or e-mail, as applicable.
It is important that you vote your shares of common stock at the Annual Meeting or by proxy, regardless of the number of shares you own. You will find the instructions for voting on the Notice of Internet Availability, proxy card or voting instruction form. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may log-in on the virtual platform beginning at 7:45 a.m. Pacific Time, on June 6, 2024. We appreciate your prompt attention.
The board of directors invites you to attend the Annual Meeting virtually via live webcast so that management can answer your questions. Thank you for your support, and we look forward to the Annual Meeting.
Sincerely,
David Moatazedi
President and Chief Executive Officer

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
Notice of Annual Meeting of Stockholders
Evolus, Inc., a Delaware corporation (“Evolus”), will hold its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) on June 6, 2024, at 8:00 a.m., Pacific Time. This year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to virtually attend the Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2024 and entering the control number included in the Notice of Internet Availability or proxy card that you receive. You will not be able to attend the Annual Meeting in person.
The purposes for the Annual Meeting are to consider and vote upon the following items:
1.Election of David Moatazedi, Vikram Malik, and Karah Parschauer as Class III directors to serve until Evolus’ 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.Ratification of the appointment of Ernst & Young LLP as Evolus’ independent registered public accounting firm for the year ending December 31, 2024.;
3.Approval of the Evolus, Inc. 2024 Employee Stock Purchase Plan;
4.Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this Notice; and
5.Approval, on an advisory basis, of the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.
At the Annual Meeting, we will also consider such other matters as properly come before the Annual Meeting or any postponement or adjournment thereof.
The accompanying Proxy Statement more fully describes these matters and we urge you to read the information contained in the Proxy Statement carefully.
The board of directors has fixed the close of business on April 11, 2024 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.
Whether or not you expect to attend the Annual Meeting via live webcast, please submit a proxy as soon as possible to instruct how your shares are to be voted at the Annual Meeting. A stockholder may submit a proxy by following the instructions set forth on the Notice of Internet Availability or proxy card.
If you participate in and vote your shares at the Annual Meeting, your previous proxy, if any, will not be used. If you are a beneficial owner of your shares, you should have received a voting instruction form from the broker, bank or other nominee holding your shares. You should follow the instructions in the voting instruction form provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares.
A list of all stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at 520 Newport Center Drive, Suite 1200, Newport Beach, California 92660, for ten days before the Annual Meeting, and during the Annual Meeting such list will be available for examination at www.virtualshareholdermeeting.com/EOLS2024 by using the control number on your Notice of Internet Availability, proxy card or voting instruction form.
On behalf of the board of directors,
David Moatazedi
President and Chief Executive Officer
Newport Beach, California
April 26, 2024

Important Notice Regarding Availability of Proxy Materials for Annual Meeting to be Held on June 6, 2024, at 8:00 a.m., Pacific Time at www.virtualshareholdermeeting.com/EOLS2024:

Evolus’ Notice of Annual Meeting of Stockholders, Proxy Statement and
2023 Annual Report to Stockholders are available at www.proxyvote.com.

Evolus, Inc.
520 Newport Center Drive, Suite 1200
Newport Beach, CA 92660
Proxy Statement dated April 26, 2024
2024 Annual Meeting of Stockholders
Evolus, Inc., a Delaware corporation (“Evolus,” the “Company” or “we”), is furnishing this Proxy Statement and related proxy materials in connection with the solicitation by its board of directors of proxies to be voted at its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and any postponement or adjournment thereof. Evolus is providing these materials to the holders of record of its common stock, $0.00001 par value per share, as of the close of business on the record date of April 11, 2024 (“Record Date”) and is first mailing the materials on or about April 26, 2024.
The Annual Meeting is scheduled to be held as follows:

Date:	June 6, 2024
Time:	8:00 a.m., Pacific Time
Webcast Address:	www.virtualshareholdermeeting.com/EOLS2024
You will not be able to attend the Annual Meeting in person.

Your vote is important.
Please see the detailed information that follows in the Proxy Statement.

Website References
Throughout this Proxy Statement, we make references to additional information available on our corporate website at investors.evolus.com. All references to our website are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement and is not deemed incorporated by reference into this Proxy Statement or any other public filing made with the SEC.

2024 Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. References in this Proxy Statement to “Evolus,” and to “we,” “us,” “our” and similar terms, refer to Evolus, Inc.
Annual Meeting of Stockholders

Time and Date	8:00 a.m., Pacific Time, on June 6, 2024
Live Webcast Address	www.virtualshareholdermeeting.com/EOLS2024
Record Date	Close of business on April 11, 2024
Voting	Stockholders will be entitled to one vote for each outstanding share of common stock they hold of record as of the Record Date.
Total Votes Per Proposal	62,593,708 votes, based on 62,593,708 shares of common stock outstanding as of the Record Date.
Annual Meeting Agenda

Proposal	Board Recommendation
Election of David Moatazedi, Vikram Malik, and Karah Parschauer as Class III directors to serve until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified.
FOR ALL
Ratification of appointment of the Company’s independent registered public accounting firm for 2024.	FOR
Approval of the Evolus, Inc. 2024 Employee Stock Purchase Plan.	FOR
Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement.	FOR
Approval, on an advisory basis, of the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.	Every Year
How to Cast Your Vote
You can vote by any of the following methods:

Submit a proxy or voting instructions until 11:59 p.m., EDT, on June 5, 2024	Vote At the Annual Meeting on June 6, 2024
Internet: From any web-enabled device: www.proxyvote.com Telephone: 1-800-690-6903 Mail: Completed, signed and returned proxy card or voting instruction form	Online: Vote during the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/EOLS2024
Proposal 1 - Election of Directors
As the first proposal, we are asking stockholders to elect David Moatazedi, Vikram Malik, and Karah Parschauer, each of whom currently serve as members of the board of directors, as Class III directors to serve until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified. Stockholders may vote “For All” the director nominees or may vote “Withhold All” or “For All Except” to withhold the voting of their shares from one or more of the director nominees.

The following information pertains to each director nominee as of April 19, 2024.

		Director Since		Experience/	Independent		Committee	Other Current Public
Name	Age		Occupation	Qualifications	Yes	No	Memberships	Company Boards
David Moatazedi	46	2018	President and Chief Executive Officer of Evolus, Inc.	● Industry ● Leadership		☑	None	● Biomerica, Inc.
Vikram Malik	61	2018		● Industry ● Finance	☑		● Compensation ● Nominating and Corporate Governance	None
Karah Parschauer	46	2019	Chief Legal Officer and Executive Vice President, Corporate Affairs of Ultragenyx Pharmaceutical, Inc.	● Industry ● Legal	☑		● Compensation ● Nominating and Corporate Governance (Chair)	● Tenaya Therapeutics, Inc. ● Anebulo Pharmaceuticals, Inc.
Board Representation

Board Diversity
We consider diversity, including gender, racial and ethnic diversity, in identifying director nominees and view diversity characteristics as meaningful factors to consider, but do not have a formal diversity policy. The following table shows an overview of the current composition of our board of directors:

Evolus Board Diversity Matrix as of April 26, 2024
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—
Directors who identify as Middle Eastern: 1
Proposal 2 - Ratification of Appointment of Independent Auditor for 2024
We are asking stockholders to ratify the audit committee’s appointment of Ernst & Young LLP as Evolus’ independent registered public accounting firm for the year ending December 31, 2024. Stockholders may vote “For,” “Against” or “Abstain” from voting on this proposal.
Proposal 3 – Approval of the Evolus, Inc. 2024 Employee Stock Purchase Plan
We are asking stockholders to consider a proposal to approve a new Evolus, Inc. 2024 Employee Stock Purchase Plan. Stockholders may vote “For,” “Against” or “Abstain” from this proposal.
Proposal 4 – Advisory Approval of Named Executive Officer Compensation (the “Say-on-Pay Proposal”)
For the first time, we are asking stockholders to consider a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the accompanying Proxy Statement. Stockholders may vote “For,” “Against” or “Abstain” from voting on this proposal.
Proposal 5 – Advisory Approval of the Frequency of Future Stockholder Advisory Votes on Named Executive Officer Compensation
We are asking stockholders to consider a proposal to approve, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officer. Stockholders may vote “One Year, “Two Years”, “Three Years” or “Abstain” from voting on this proposal.

Virtual Annual Meeting
This year the Company’s Annual Meeting of Stockholders will be held virtually on June 6, 2024 via live audio webcast. You will not be able to attend the Annual Meeting in person. Stockholders of record will be able to attend the Annual Meeting, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2024 and entering the control number included in the Notice of Internet Availability, the proxy card or voting instruction form that you receive. The Annual Meeting webcast will begin promptly at 8:00 a.m., Pacific Time. We encourage you to access the Annual Meeting webcast prior to the start time, as early as 7:45 a.m. Pacific Time.
Benefits of a Virtual Annual Meeting
•We believe a virtual-only meeting format facilitates better stockholder attendance and participation by enabling all stockholders to participate fully, equally and without cost, using an Internet-connected device from any location around the world.
•Our board of directors annually considers the appropriate format of our annual meeting of stockholders. Our board of directors believes that hosting a virtual Annual Meeting is in our best interest and the best interest of our stockholders and enables increased stockholder attendance and participation. Furthermore, our board of directors has determined that hosting a virtual annual meeting of stockholders will provide expanded access, improved communication, and cost savings.
•Stockholders of record and beneficial owners as of the close of business on April 11, 2024 (the “Record Date”), will have the ability to submit questions directly to our management and board of directors and vote electronically at the Annual Meeting via the virtual-only meeting platform, with procedures designed to ensure the authenticity and correctness of your voting instructions.
•We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our board of directors and management.
Attendance at the Virtual Annual Meeting
•All stockholders of our common stock as of the Record Date will be able to attend the Annual Meeting, vote and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/EOLS2024 and entering the control number included in the Notice of Internet Availability or the proxy card that you receive. Members of the public will also be permitted to attend the meeting, but will not be permitted to ask questions during the meeting.
•If you were a stockholder as of the Record Date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log in to the online virtual annual meeting platform.
•We encourage you to access the Annual Meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 7:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
•We will have technicians ready to assist with any technical difficulties you may have accessing the Annual Meeting, voting at the Annual Meeting or submitting questions at the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties with your control number or submitting questions, please call 1-800-586-1548 (toll free) or 303-562-9288 (international) or the technical support number that will be posted on the Annual Meeting log-in page.
If we experience technical difficulties at the Annual Meeting and are not able to resolve them within a reasonable amount of time, we will adjourn the Annual Meeting to a later date and will provide notice of the date and time of such adjourned meeting at www.virtualshareholdermeeting.com/EOLS2024 and on a Current Report on Form 8-K that we will file with the SEC. For additional information on how you can attend any postponement or adjournment of the Annual Meeting, see “Questions and Answers About the Annual Meeting—What happens if the Annual Meeting is postponed or adjourned” below.
Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Questions at the Virtual Annual Meeting
•Stockholders will have the opportunity to submit questions to our board of directors and management beginning at 7:45 a.m., Pacific Time, on the date of the Annual Meeting by following the instructions on the virtual-only Annual Meeting platform.
•Following the presentation of all proposals at the Annual Meeting, we will spend up to 15 minutes answering as many stockholder-submitted questions that comply with the Rules of Conduct of the Annual Meeting, which will be posted on the online virtual annual meeting platform. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON

Questions and Answers about the Annual Meeting
Q:    When and where will the Annual Meeting be held?
A:    The Annual Meeting will be held virtually on June 6, 2024 via live audio webcast at www.virtualshareholdermeeting.com/EOLS2024. You will not be able to attend the Annual Meeting in person. The Annual Meeting webcast will begin promptly at 8:00 a.m., Pacific Time. See “Virtual Annual Meeting” above for further information about our virtual Annual Meeting. The use of cameras, recording devices, cell phones, and other electronic devices is strictly prohibited during the Annual Meeting.
Q:    What materials have been prepared for stockholders in connection with the Annual Meeting?
A:    We are furnishing you and other stockholders of record with the following proxy materials, which we refer to as the proxy materials:
•our Annual Report on Form 10‑K for the fiscal year ended December 31, 2023 (including our audited consolidated financial statements), which we refer to as the Annual Report;
•this Proxy Statement for the 2024 Annual Meeting, which we refer to as this Proxy Statement and which also includes a letter from our President and Chief Executive Officer to stockholders, and a Notice of 2024 Annual Meeting of Stockholders; and
•a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice of Internet Availability, or a proxy card, each of which includes a control number for use in submitting proxies.
These materials were first mailed or otherwise furnished to stockholders on or about April 26, 2024.
If, in accordance with the instructions provided in the Notice of Internet Availability, you request or in the past have requested a printed set of proxy materials, you will receive by mail, at no charge, printed copies of the 2023 Annual Report, this Proxy Statement, a proxy card or voting instruction form for the Annual Meeting and a pre-addressed envelope to be used to return the completed proxy card or voting instruction form.
If, in accordance with the instructions provided in the Notice of Internet Availability, you request or in the past have requested that a set of proxy materials be emailed to you, you will receive by email, at no charge, electronic copies of the 2023 Annual Report and this Proxy Statement.
Q:    Why was I mailed a Notice of Internet Availability rather than a printed set of proxy materials?
A:    In accordance with rules adopted by the Securities and Exchange Commission, or SEC, we are furnishing the proxy materials to stockholders who have not previously elected to receive our proxy materials by mail or e-mail by providing access via the Internet, instead of mailing printed copies. This process expedites the delivery of proxy materials to our stockholders, lowers our costs and reduces the environmental impact of the Annual Meeting. The Notice of Internet Availability tells you how to access and review the proxy materials on the Internet and how to vote on the Internet. It also provides instructions you may follow to request paper or emailed copies of the proxy materials.
Q:    Are the proxy materials available via the Internet?
A:    Yes. You can access and review the proxy materials for the Annual Meeting at www.proxyvote.com. In order to submit your proxy or voting instructions, however, you will need to refer to the Notice of Internet Availability sent to your or the proxy card or voting instruction form mailed to you to obtain your control number and other personal information needed to vote your shares.
Q:    What is a proxy?
A:    The term “proxy,” when used with respect to stockholder, refers to either a person or persons legally authorized to act on the stockholder’s behalf or a format that allows the stockholder to vote without being physically present at the Annual Meeting. We are soliciting proxies from each stockholder of record as of the Record Date for the Annual Meeting to allow their shares to be voted at the Annual Meeting if they are not able to attend and vote at the Annual Meeting. For stockholders whose shares are held in street name, meaning those shares are registered in the name of the stockholders’ broker, bank or other nominee, those stockholders will instead receive a request for voting instructions, which will authorize the broker, bank or other nominee holding the stockholders’ shares to submit a proxy in accordance with the stockholders’ voting instructions to authorize the voting of the shares at the Annual Meeting.
Because it is important that as many stockholders as possible be represented at the Annual Meeting, the board of directors is asking that you review this Proxy Statement carefully and then vote by following the instructions set forth on the Notice of Internet Availability or the proxy card or voting instruction form. We recommend that you submit a proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you are unable to attend the Annual Meeting.  David Moatazedi and Jeffrey Plumer have each been designated as proxy holders and will be authorized to vote the shares represented by all properly submitted proxies. All shares represented by valid proxies will be voted in accordance with the stockholder’s specific instructions or, if no instructions are provided, in accordance with “What happens if I do not give specific voting instructions?” below.
Q:    What matters will the stockholders vote on at the Annual Meeting?
A: Proposal 1 - Election of David Moatazedi, Vikram Malik, and Karah Parschauer as Class III directors to serve until Evolus’ 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified;
Proposal 2 - Ratification of the appointment of Ernst & Young LLP as Evolus’ independent registered public accounting firm for the year ending December 31, 2024;
Proposal 3 - Approval of the Evolus, Inc. 2024 Employee Stock Purchase Plan;
Proposal 4 - Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement; and
Proposal 5 - Approval, on an advisory basis, of the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.
Proposals 2, 4 and 5 are advisory only and are not binding on us. Our board of directors will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the vote by stockholders.
Q:    Who can vote at the Annual Meeting?
A:    Only stockholders of record of common stock at the close of business on April 11, 2024, the Record Date, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were a total of 62,593,708 shares of common stock outstanding, each of which will be entitled to one vote on each proposal. As a result, up to a total of 62,593,708 votes can be cast on each proposal.
Q:    Who counts the votes?
A:    Votes at the Annual Meeting will be tabulated by a representative of Broadridge Financial Solutions, Inc., who will serve as the Inspector of Elections.
Q:    What is a stockholder of record?
A:    A stockholder of record is a stockholder whose ownership of our common stock is reflected directly on the books and records of our transfer agent, Computershare Trust Company, N.A.
Q:    What does it mean for a broker or other nominee to hold shares in “street name”?
A:    Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name with our transfer agent. If your shares are held in street name, you are considered the “beneficial stockholder” of such shares and the proxy materials were made available to you by the organization holding your shares.
An organization that holds your beneficially owned shares in street name will generally vote in accordance with the instructions you provide. If your shares are held in a brokerage account and you do not provide the broker with voting instructions with respect to a proposal, the broker’s authority to vote your shares will depend upon whether the proposal is considered a “routine” or a non-routine matter.
•The broker generally has discretionary authority to vote your beneficially owned shares on routine items for which you have not provided voting instructions to the broker. At the Annual Meeting, we expect the proposal to ratify the appointment of our independent auditor for 2024 (Proposal 2) will be a routine matter for which brokers may exercise discretionary voting authority.

•The broker generally may not vote on any of the proposals that are considered non-routine matters (e.g. Proposal 1 and Proposals 3, 4 and 5). If the broker exercises its discretionary authority to vote your shares on any routine matter at the meeting (e.g. Proposal 2), your shares will constitute “broker non-votes” on Proposal 1 and Proposals 3, 4 and 5.
For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any of the five proposals to be acted upon by the stockholders, including withheld votes, abstentions or broker non-votes.
Q:    How do I vote my shares if I do not attend the Annual Meeting?
A:    If you are a stockholder of record, you may vote prior to the Annual Meeting as follows:
•Via the Internet: You may vote via the Internet by going to www.proxyvote.com, or in accordance with the voting instructions on the Notice of Internet Availability or the proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on June 5, 2024. You will be given the opportunity to confirm that your instructions have been recorded properly.
•By Telephone: You may vote by calling 1-800-690-6903 and following the instructions provided on the telephone line. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on June 5, 2024. Easy-to-follow voice prompts will allow you to vote your shares and confirm that your instructions have been recorded properly.
•By Mail: If you received printed proxy materials, you may vote by returning the completed and signed proxy card in the postage-paid return envelope provided with the proxy card. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than close of business on June 5, 2024 to be voted at the virtual Annual Meeting.
For your information, voting via the Internet is the least expensive to Evolus, followed by telephone voting, with voting by mail being the most expensive.
If you hold shares in street name, meaning you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received a notice containing voting instructions from that organization rather than from us. Please follow the voting instructions in the notice to ensure that your vote is counted.
Q:    Can I vote during the Annual Meeting?
A:    Both stockholders of record and beneficial owners of shares of our common stock as of the Record Date may vote personally during the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet will be posted at www.virtualshareholdermeeting.com/EOLS2024. You will need the control number included on your Notice of Internet Availability, proxy card or voting instruction form or included in the e-mail to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Annual Meeting.
Our common stock is the only class of our securities authorized to vote at the Annual Meeting; stockholders are not entitled to cumulative voting rights in the election of directors.
Q:    May I change my vote or revoke my proxy?
A:    Yes. If you are a stockholder of record and previously delivered a proxy, you may subsequently change or revoke your proxy at any time before it is exercised by:
•filing a written notice of revocation with a later date than the proxy with our Secretary before the Annual Meeting;
•voting via the Internet or telephone at a later time;
•submitting a completed and signed proxy card with a later date; or
•voting via the Internet during the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should contact your bank, broker or other nominee for instructions as to whether, and how, you can change or revoke your voting instructions.
Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy or voting instructions.

Q:    What happens if I do not give specific voting instructions?
A:    If you are a stockholder of record and you return a proxy card without giving specific voting instructions, the proxy holders will vote your shares in the manner recommended by the board of directors on any of the proposals presented in this Proxy Statement for which specific instructions were not given and as they may determine in their discretion on any other matters properly presented for a vote at the Annual Meeting.
Q:    What does it mean if I receive more than one Notice of Internet Availability or proxy card?
A:    If you receive more than one Notice of Internet Availability or proxy card or voting instruction form, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive to ensure that all of your shares are voted.
Q:    What if other matters are presented at the Annual Meeting?
A:    If a stockholder of record provides a proxy by voting in any manner described in this Proxy Statement, the proxy holders will have the discretion to vote on any matters, other than the five proposals presented in this Proxy Statement, that are properly presented for consideration at the Annual Meeting. We do not know of any other matters to be presented for consideration at the Annual Meeting.
Q:     What happens if the Annual Meeting is postponed or adjourned?
A:    Except as noted below, your proxy may be voted at the postponed or adjourned Annual Meeting and you will still be able to change your proxy until it is voted. In that event, we expect that any adjournment of the Annual Meeting will be accessible at the same website listed above and you may vote at any postponement or adjournment using your same control number.
If the adjourned meeting is more than 30 days after the date of the Annual Meeting, which we do not expect, we will be required to fix a new record date for the adjourned meeting and, in that case, we will furnish new proxy materials for the adjourned Annual Meeting.
Q:    Where can I find the voting results of the Annual Meeting?
A:    Our intention is to announce the preliminary voting results at the Annual Meeting and to publish the final results within four business days after the Annual Meeting on a Current Report on Form 8-K to be filed with the SEC.

Vote Required for Election or Approval
Introduction
Evolus’ only voting securities are its outstanding shares of common stock. As of the Record Date, which is the close of business on April 11, 2024, there were 62,593,708 shares of common stock outstanding, each of which will be entitled to one vote on each proposal listed below.
Only stockholders of record as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. For the purpose of determining a quorum, we will treat as present at the Annual Meeting any proxies that are voted on any matter to be acted upon by the stockholders, as well as withheld votes, abstentions or any broker non-votes.
Proposal 1 - Election of David Moatazedi, Vikram Malik, and Karah Parschauer as Class III directors to serve until Evolus’ 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified.
Each director will be elected by a plurality of the votes cast with respect to that director. Under this voting standard, the three director nominees receiving the highest number of affirmative votes will be elected as Class III directors to serve until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified. Shares voted to “withhold” and broker non-votes will not be counted in determining the outcome of a director nominee’s election.
Proposal 2 - Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
For Proposal 2, stockholders may vote “For” or “Against” or abstain from voting. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024 must be approved by affirmative votes constituting a majority of the shares of common stock that are present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count as votes against this proposal, since shares with respect to which the stockholder abstains will be deemed present and entitled to vote. Because this proposal is expected to be a “routine” matter for which your shares may be voted in the discretion of your broker if voting instructions have not been received, we do not expect any broker non-votes on Proposal 2.
Proposal 3 - Approval of the Evolus, Inc. 2024 Employee Stock Purchase Plan.
For Proposal 3, stockholders may vote “For” or “Against” or abstain from voting. Approval of the 2024 Employee Stock Purchase Plan requires approval by affirmative votes constituting a majority of the shares of common stock that are present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count as votes against this proposal, since shares with respect to which the stockholder abstains will be deemed present and entitled to vote. Proposal 3 is a non-discretionary matter, and any broker non-votes on Proposal 3 will not be counted in determining the outcome of the proposal because broker non-votes are not considered entitled to vote on the proposal.
Proposal 4 - To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.
For Proposal 4, stockholders may vote “For” or “Against” or abstain from voting. The approval of the advisory vote on executive compensation requires approval by affirmative votes constituting a majority of the shares of common stock that are present or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will count as votes against this proposal, since shares with respect to which the stockholder abstains will be deemed present and entitled to vote. Proposal 4 is a non-discretionary matter, and any broker non-votes on Proposal 4 will not be counted in determining the outcome of the proposal because broker non-votes are not considered entitled to vote on the proposal. As described in more detail in Proposal 4, because Proposal 4 is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to compensate our named executive officers in an amount or manner that differs from that which is approved by our stockholders.
Proposal 5 - To approve, on an advisory basis, the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.
For Proposal 5, stockholders may vote “1 Year”, “2 Years”, “3 Years” or abstain from voting. Pursuant to our Bylaws, the affirmative vote of a majority of the shares of common stock that are present or represented by proxy at the Annual Meeting and entitled to vote thereon is required for approval of one of the three executive compensation advisory vote frequency options

(one year, two years or three years). If none of the three frequency options receives such affirmative majority vote, we will consider the frequency option (one year, two years or three years) receiving the highest number of affirmative votes of shares present or represented by proxy at the Annual Meeting to be the frequency that has been recommended by stockholders. Accordingly, abstentions and broker non-votes will have no effect on the outcome of this proposal. However, as described in more detail in Proposal 5, because this proposal is non-binding, our board of directors may decide that it is in our and our stockholders’ best interests to hold future executive compensation advisory votes more or less frequently than the option approved by our stockholders.

Proposal 1 - Election of Directors
The board of directors is currently comprised of seven directors and is divided into three classes: Class I, Class II and Class III. Each class of directors serves for a three-year term, with one class of directors being elected by our stockholders at each annual meeting.
•David Gill and Robert Hayman serve as Class I Directors, with terms of office expiring at the 2025 annual meeting of stockholders. Mr. Hayman has notified the board of directors that he intends to step down from his position on the board of directors on the successful identification and appointment of a replacement director, which the board of directors anticipates occurring prior to the Annual Meeting. Any new director appointed to the board of directors before the Annual Meeting will be appointed as a Class I Director to fill the vacancy resulting from Mr. Hayman’s resignation and will serve the remainder of the full term of the Class I Directors and until his or her successor is duly elected and qualified.
•Simone Blank and Brady Stewart serve as Class II Directors, with terms of office expiring at the 2026 annual meeting of stockholders. Ms. Blank has notified the board of directors that she will step down from her position on the board of directors on the earlier of (i) the Company’s annual meeting of stockholders occurring in 2025, or (ii) the successful identification and appointment of a replacement director, whichever occurs first. Any director appointed to replace Ms. Blank on the board of directors will be appointed as a Class II Director to fill the vacancy resulting from Ms. Blank’s resignation and will serve the remainder of the full term of the Class II Directors and until his or her successor is duly elected and qualified.
•David Moatazedi, Vikram Malik, and Karah Parschauer serve as Class III Directors, with terms of office expiring at the Annual Meeting.
Subject to any rights applicable to any then outstanding preferred stock, any vacancies on our board of directors may be filled only by the affirmative vote of a majority of the directors then in office.
Upon the recommendation of the nominating and corporate governance committee, David Moatazedi, Vikram Malik, and Karah Parschauer are the board of directors’ nominees for election to the board of directors at the Annual Meeting.
Mr. Moatazedi, Mr. Malik and Mrs. Parschauer were each previously elected at our 2021 annual meeting of stockholders.
The Class III directors will be elected to hold office until the 2027 Annual Meeting and until their successors are duly elected and qualified or until their earlier death, resignation or removal. Unless otherwise instructed, the proxy holders will vote all validly submitted proxies “FOR ALL” to elect David Moatazedi, Vikram Malik, and Karah Parschauer as Class III directors. Each person nominated for election has consented to be named in this Proxy Statement and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable or unwilling for good cause to serve if elected. If any nominee is not able or is unwilling for good cause to serve at the time of the Annual Meeting, proxies will be voted in favor of the other nominee, leaving a vacancy, or for a substitute nominee as may be determined by the proxy holders, unless the board of directors chooses to reduce the number of directors serving on the board of directors. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.
Director Qualifications
The board of directors has determined that, as a whole, it must have the right mix of characteristics, skills and diversity to provide effective oversight of our company. In selecting directors, the board of directors seeks to achieve a mix of directors that enhances the diversity of background, skills and experience on the board, including with respect to age, gender, international background, ethnicity and specialized experience. Directors should have relevant expertise and experience and be able to offer advice and guidance to our management based on that expertise and experience.
Each director is also expected to:
•possess fundamental qualities of intelligence, honesty, perceptiveness, maturity, integrity, fairness and responsibility;
•have a genuine interest in Evolus and recognize that as a member of the board of directors, each director is accountable to all of our stockholders, not to any particular interest group;
•be of the highest ethical character and share the values of Evolus as reflected in its Code of Conduct;
•be highly accomplished in his or her field, with superior credentials and recognition;

•possess sound business judgment, be able to work effectively with others, have sufficient time to devote to our affairs; and be free from conflicts of interest; and
•have independent opinions and be willing to state them in a constructive manner.
The board of directors periodically reviews the diversity of skills and characteristics needed in the board of directors’ oversight of our company, as well as the effectiveness of the mix of skills and experience. The board of directors considers the skill areas represented on the board of directors, those skill areas represented by any directors who are expected to retire or leave the board of directors in the near future, and recommendations of directors regarding skills that could improve the ability of the board of directors to carry out its responsibilities.
Identifying and Evaluating Nominees for Directors
Our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the board of directors in establishing minimum qualifications for director nominees, including the qualities and skills that members of our directors are expected to possess. When the board of directors or its nominating and corporate governance committee has identified the need to add a new director with specific qualifications or to fill a vacancy on the board, the chair of the nominating and corporate governance committee will initiate a search, seeking input from other directors and senior management, review any candidates that the nominating and corporate governance committee has previously identified, and, if necessary, hire a search firm. The nominating and corporate governance committee will identify the initial list of candidates who satisfy the specific criteria and otherwise qualify for membership on the board of directors. Our board of directors considers many factors in evaluating the suitability of individual director candidates, including their general understanding of our business, sales and marketing, finance, and other disciplines relevant to the success of a publicly traded company; understanding of our business and technology; educational and professional background; personal accomplishment; and national, gender, age, racial, and ethnic diversity. While our board of directors has no formal policy for the consideration of diversity in identifying director nominees, the nominating and corporate governance committee seeks to identify and elect directors that will collectively represent a diversity of backgrounds and experience and will endeavor to include women and individuals from minority groups in the qualified candidate pool from which any new director candidates will be drawn. Selected members of the board of directors will interview each qualified candidate; other directors will also interview the candidate if practicable. Based on a satisfactory outcome of those interviews, the nominating and corporate governance committee will make its recommendation on the candidate to the board of directors.
The nominating and corporate governance committee will consider candidates for election or appointment to the board of directors recommended by stockholders on the same basis as director candidates from any other source. See “Corporate Governance-Nominating and Corporate Governance Committee—Consideration of Director Candidates” above.
Information Regarding Directors
The following table sets forth the name of each current director, including the nominees for Class III directors, together with their age (as of April 19, 2024) and the year in which they became a director.

Director	Age	Director Since	Term Expires
Class I Directors:
David Gill	69	2018	2025
Robert Hayman	65	2018	2025
Class II Directors:
Simone Blank	61	2018	2026
Brady Stewart	48	2022	2026
Class III Directors:
David Moatazedi	46	2018	2024
Vikram Malik	61	2018	2024
Karah Parschauer	46	2019	2024
The information appearing in the following table sets forth, for each director and nominee for election as a director, as of April 19, 2024:
•The director or nominee’s professional experience for at least the past five years.
•The month and year in which the director or nominee first became one of our directors.

•Each committee of the board of directors on which the director or nominee currently serves.
•The director or nominee’s age.
•The relevant specific experience, qualifications, attributes or skills the director or nominee possesses that led the board of directors to conclude that the individual should serve as a director.
•Directorships held by each director or nominee presently and at any time during the past five years at any public company or registered investment company.

Class I Directors

David Gill	Robert Hayman
Age: 69 Evolus Board Service ● Tenure: 6 years (February 2018) ● Audit Committee (Chair) ● Compensation Committee	Age: 65 Evolus Board Service ● Tenure: 6 Years (January 2018) ● Compensation Committee (Chair)
Professional Experience
Mr. Gill has served as a member of our board of directors since February 2018. Mr. Gill has more than 30 years of experience in medical device and life sciences industries. From February 2021 to October 2021, Mr. Gill served as the Chief Financial Officer of Perspectum, Ltd, a healthcare technology company which transforms the clinical management of metabolic disease and cancer. Mr. Gill also currently serves as a director of Y-mAbs Therapeutics, Inc. as well as several private companies. Previously he served on the board of directors of Strongbridge Biopharma, PLC from September 2019 to October 2021, Histogenics, Inc. from January 2015 to July 2019, Melinta Therapeutics, Inc (f/k/a Cempra Inc. from April 2012 to April 2020, and Strata Skin Sciences from May 2018 to May 2020. Earlier in his career, Mr. Gill served in a variety of senior executive leadership roles for several publicly-traded companies, including EndoChoice, Inc., NxStage Medical, Inc., CTI Molecular Imaging, Inc., Interland Inc. and Novoste Corporation. Mr. Gill holds a B.S. in Accounting from Wake Forest University and an M.B.A. from Emory University, and is a certified public accountant (inactive).

Professional Experience
Mr. Hayman has served as a member of our board of directors since January 2018. Since 2011, Mr. Hayman has served as the owner and Chief Executive Officer of Hayman Properties, a real estate investment and development business. Since 2015, Mr. Hayman has served as Principal, Chairman and Chief Executive Officer of Perimetrics, LLC, a dental diagnostic service company. From 1993 to February 2008, Mr. Hayman served as the co-founder, Chief Executive Officer and Chairman of Discus Dental, Inc. Mr. Hayman attended the Masters Degree program in Psychology at Pepperdine University, and received a B.S. in Business Administration from Boston University.

Mr. Hayman has notified the board of directors that he intends to step down from his position on the board of directors on the successful identification and appointment of a replacement director, which the board of directors anticipates occurring prior to the Annual Meeting.

Relevant Skills
We believe that Mr. Gill’s extensive experience as an executive in the life sciences industry and his prior service as a senior-level executive in mature life sciences companies qualifies him to serve on the board of directors.

Relevant Skills We believe Mr. Hayman’s extensive business and leadership experience qualifies him to serve on the board of directors.
Other Public Board Service
Current
● Y-mAbs Therapeutics, Inc. | December 2017-present

Former (within the past 5 years)
● Strongbridge Pharma PLC | September 2019-October 2021
● Strata Skin Sciences, Inc. | May 2018-May 2020
● Melinta Therapeutics, Inc. | April 2012-April 2020
● Histogenics Corporation | February 2015-July 2019
Other Public Board Service ● N/A

Class II Directors

Simone Blank	Brady Stewart
Age: 61 Evolus Board Service ● Tenure: 6 years (January 2018) ● Audit Committee	Age: 48 Evolus Board Service ● Tenure: 2 Years (January 2022) ● Audit Committee ● Nominating and Corporate Governance Committee
Professional Experience
Ms. Blank has served as a member of our board of directors since January 2018. Ms. Blank is the owner of Dental Innovations Apus BV and the co-owner of Dental Innovations BV, both private investment companies. Since 2020 Ms. Blank has served on the board of APM Human Services International Limited listed on the Australian Stock Exchange. Since 2013, Ms. Blank has served as a member of the board of directors of several private companies, including as the chairwoman of the board of directors of Aeon Biopharma from July 2016 to July 2023 and on the board of managers of Alphaeon 1, LLC from January 2020 to August 2022. From May 2006 to October 2013, Ms. Blank served as a member of the board of directors of Sirona Dental Systems Inc., or Sirona, a dental technology manufacturer previously listed on Nasdaq. From July 1999 to October 2013, Ms. Blank served as Executive Vice President and Chief Financial Officer of Sirona. Prior to July 1999, Ms. Blank was an engagement manager in the merger and acquisition transaction group of PricewaterhouseCoopers after having gained global financial experience as a certified public accountant and tax advisor. Ms. Blank received a M.Sc. in Economics from the University of Duisburg, Germany.

Ms. Blank has notified the board of directors that she will step down from her position on the board of directors on the earlier of (i) the Company’s annual meeting of stockholders occurring in 2025, or (ii) the successful identification and appointment of a replacement director, whichever occurs first.

Professional Experience
Mrs. Stewart has served as a member of our board of directors since January 2022. Since June 2023, Mrs. Stewart has served as the Chief Executive Officer of Bay FC, a professional football club in the National Women’s Soccer League. From April 2021 to 2022, Mrs. Stewart served as the Chief Commercial Officer of Forma Brands, LLC since April 2021. From May 2007 to April 2021, Mrs. Stewart held multiple roles at Levi Strauss & Co., culminating in the position of Senior Vice President and Managing Director, U.S. Direct to Consumer. Mrs. Stewart holds an M.B.A in Strategy and Operations from Harvard Business School and received a Bachelor’s degree in Comparative Literature from Princeton University.

Relevant Skills We believe Ms. Blank’s extensive business, finance, and leadership experience qualifies her to serve on the board of directors.	Relevant Skills We believe Mrs. Stewart’s extensive business, digital marketing and leadership experience qualifies her to serve on the board of directors.
Other Public Board Service International Public Company ● APM Human Services International Pty. LTD (APX: APM)| November 2021 (initial public offering)-Present	Other Public Board Service ● N/A

Class III Directors

David Moatazedi	Vikram Malik
Age: 46 Evolus Board Service ● Tenure: 5 years (May 2018)	Age: 61 Evolus Board Service ● Tenure: 6 years (January 2018) ● Chairman of the Board of Directors ● Compensation Committee ● Nominating and Corporate Governance Committee
Professional Experience
Mr. Moatazedi has served as our President, Chief Executive Officer and as a member of our board of directors, since May 2018. Prior to that time, Mr. Moatazedi was the Senior Vice President at Allergan, Inc., or Allergan, and division head of the U.S. Medical Aesthetics division, which includes facial aesthetics, plastic surgery, regenerative medicine, body contouring, and skin care products from March 2016 to May 2018. From March 2017 to June 2020, Mr. Moatazedi served as a member of the board of directors of Obalon Therapeutics, Inc., a public medical device company focused on developing and commercializing medical devices to treat obese and overweight people by facilitating weight loss. Mr. Moatazedi worked in various leadership capacities within Allergan since March 2005, including as Vice President, Sales and Marketing of the U.S. Facial Aesthetics division from August 2014 to March 2016 and Vice President, Sales and Market of the U.S. Plastic Surgery division from February 2013 to August 2014. Prior to Allergan, Mr. Moatazedi was a district manager at Novartis Pharmaceuticals for the Dermatology division. Mr. Moatazedi holds an M.B.A. from Pepperdine University and a B.A. from California State University, Long Beach.

Professional Experience
Mr. Malik has served as a member and the Chairman of our board of directors since January 2018. Mr. Malik currently also serves as Chairman of the board of directors of Alphaeon Credit Inc., a consumer credit provider to the aesthetics industry and as a member of the board of directors of Crown Sterling Limited, LLC, a social media technology company and Ceyeber Inc., an ophthalmic medical device company. From December 2020 to July 2023, Mr. Malik served as President and a director of Priveterra Acquisition Corp. a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. From May 2013 to June 2022, Mr. Malik has served as the Managing Partner of Strathspey Crown Holdings Group, LLC. From August 2011 to May 2013, Mr. Malik served as Vice Chairman, Investment Banking for Deutsche Bank Securities, Inc. From November 2010 to August 2011, Mr. Malik served as a Managing Director in the Healthcare Corporate and Investment Banking Group of Merrill Lynch, Pierce, Fenner & Smith Incorporated. From June 2000 to November 2010, Mr. Malik served as the Managing Director of Banc of America Securities, LLC. Mr. Malik received a B.A. in Economics from Delhi University and an M.B.A. from Boston University Graduate School of Management.

Relevant Skills
We believe that Mr. Moatazedi’s extensive leadership experience, his position as President and Chief Executive Officer of Evolus, knowledge of the Company and industry knowledge qualify him to serve on the board of directors.

Relevant Skills
We believe Mr. Malik’s extensive experience in the investment banking and financial services industry and deep knowledge of the healthcare industry, specifically the aesthetics sector, qualifies him to serve on the board of directors.

Other Public Board Service Current ● Biomerica, Inc. | December 2022-Present Former (within the past 5 years) ● Obalon Therapeutics, Inc. | March 2017-June 2020	Other Public Board Service Current None Former ● Priveterra Acquisition Corp. | December 2020 - July 2023

Karah Parschauer
Age: 46 Evolus Board Service ● Tenure: 4 years (July 2019) ● Compensation Committee ● Nominating and Corporate Governance Committee (Chair)
Professional Experience
Karah Parschauer has served as a member of our board of directors since July 2019. Since June 2016, Mrs. Parschauer has served as Chief Legal Officer of Ultragenyx Pharmaceutical, Inc, or Ultragenyx. Prior to Ultragenyx, Mrs. Parschauer served in various executive capacities, and most recently as Vice President, Associate General Counsel, at Allergan plc, a pharmaceutical company, from June 2005 until June 2016. Prior to Allergan, Mrs. Parschauer was an attorney at Latham & Watkins LLP, where she practiced in the areas of mergers and acquisitions, securities offerings, and corporate governance. Mrs. Parschauer holds a B.A. in Biology from Miami University and a J.D. from Harvard Law School.

Relevant Skills We believe Mrs. Parschauer’s extensive experience within the aesthetics industry and as an attorney qualifies her to serve on the board of directors.
Other Public Board Service
Current
● Tenaya Therapeutics, Inc. | December 2021-Present
● Anebulo Pharmaceuticals, Inc.. | May 2021 (initial public offering) -Present

Former
● Arcturus Therapeutics Holdings, Inc. | June 2019-August 2021

The board of directors recommends a vote
FOR ALL
To elect David Moatazedi, Vikram Malik, and Karah Parschauer as Class III directors to serve until the Company’s 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Corporate Governance
Board of Directors Overview
Under our organizational documents and the Delaware General Corporation Law, our business and affairs are managed by or under the direction of our board of directors, which selectively delegates responsibilities to its standing committees.
The board of directors maintains an audit committee, a compensation committee and a nominating and corporate governance committee. The board of directors has adopted written charters for each of the committees, which are reviewed annually by the respective committee and the board of directors. Each of the audit, compensation and nominating and corporate governance committee charters is available to our stockholders at investors.evolus.com.
Independence of Directors
Under the rules and listing standards of the Nasdaq Global Market (“Nasdaq”), independent directors must comprise a majority of a listed company’s board. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent.
Audit committee members must also satisfy additional independence criteria, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and compensation committee members must also satisfy additional independence criteria, including those set forth in Rule 10C-1 of the Exchange Act.
The board of directors undertook a review of the independence of each director and considered whether each director has a material relationship with Evolus that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. Based upon information requested from and provided by each director regarding each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each member of the board of directors who is not employed by Evolus or any of its subsidiaries (a “non-employee director”) the board of directors has determined that each of Vikram Malik, David Gill, Robert Hayman, Karah Parschauer, Simone Blank, and Brady Stewart qualify as independent directors in accordance with the rules of Nasdaq. David Moatazedi does not qualify as an independent director due to his employment at the Company. In addition, Peter Farrell, who served as a director until September 30, 2023, was independent during the period of his service in 2023.
Code of Conduct
We have a Code of Conduct applicable to all directors, officers and employees of Evolus and its subsidiaries. We have posted the Code of Conduct in the Governance section of our website of investors.evolus.com. We will post any amendments to the Code of Conduct on our website. In accordance with the requirements of the SEC and Nasdaq, we will also post waivers applicable to any of our officers or directors from provisions of the Code of Conduct on our website. We have not granted any such waivers to date.
We have implemented whistleblower procedures, which establish formal protocols for receiving and handling complaints from employees. Employees should communicate any concerns regarding accounting or auditing matters promptly to their supervisor or Evolus’ Compliance Officer.
Policy on Pledging and Hedging of Company Shares
As part of our Insider Trading Policy adopted by our board of directors and applicable to our directors, officers and employees, their immediate family members sharing the same household and any family members who do not live in their household but whose transactions in the our securities are directed by employees, officers and directors or are subject to the control or influence by such persons, such as parents or children who consult with such persons before they trade in our securities (collectively, “Insiders”), Insiders are not permitted to engage in any short sale of our securities, transact in any publicly traded options, pledge shares as collateral for a loan or margin Evolus securities in a margin account or purchase financial instruments (including zero-cost collars and forward sale contracts), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.
Clawback Policy
In accordance with the rules and regulations of the SEC and Nasdaq listing requirements, the board of directors has adopted an executive compensation recovery policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers, and certain other current and former officers covered by the policy, in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on the Company’s attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.
Board Leadership Structure
The board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow. As a general policy, we believe that separation of the positions of Chairman of our board of directors and our Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Mr. Moatazedi, our Chief Executive Officer, does not serve as the Chairman of the board of directors.
The board of directors has concluded that our current leadership structure is appropriate at this time and allows the board of directors to fulfill its role with appropriate independence and is in the best interest of our stockholders. However, the board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.
Audit Committee
The principal responsibilities of the audit committee include:
•evaluating the performance, independence and qualifications of our independent registered public accounting firm and determining whether to retain our existing independent registered public accounting firm or engage a new independent registered public accounting firm;
•reviewing and approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;
•reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;
•furnishing the audit committee report required by SEC rules to be included in the Proxy Statement;
•reviewing with our independent registered public accounting firm and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•reviewing and approving related party transactions and administering our Code of Conduct;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented;
•reviewing our internal audit function, our disclosure controls and procedures and our accounting and financial reporting processes, including the purpose, authority, budget and staffing of each; and
•reviewing and evaluating on an annual basis the performance of the audit committee, including compliance of the audit committee with its charter.
Our independent auditor is ultimately accountable to the audit committee. The audit committee has the sole authority and responsibility to select, evaluate, approve terms of retention and compensation of, and, where appropriate, replace the independent auditor. Both our independent registered public accounting firm and management periodically meet privately with our audit committee, at least annually.
The current members of the audit committee are David Gill, who serves as chair, Simone Blank and Brady Stewart. The board has determined that each of the audit committee members is financially literate. The board of directors also determined that each of the current members of the audit committee is independent, as defined in the listing standards of Nasdaq and Rule 10A-3 under the Exchange Act. The board of directors has also determined that Mr. Gill is an audit committee financial expert in accordance with the standards of the SEC. The audit committee held four meetings in 2023.
Compensation Committee

The principal responsibilities of the compensation committee include:
•reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•reviewing and approving the compensation, the performance goals and objectives relevant to the compensation, and other terms of employment of our executive officers;
•reviewing and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as administering, modifying, amending or terminating existing plans and programs;
•reviewing incentive-based compensation arrangements and determining whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and compensation, and evaluating compensation policies and practices that could mitigate any such risk;
•reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•making recommendations to the board regarding director compensation; and
•preparing the annual compensation committee report to the extent required by SEC rules.
The current members of the compensation committee are Robert Hayman, who serves as chair, David Gill, Vikram Malik and Karah Parschauer. The board of directors also determined that each of the current members of the compensation committee is independent, as defined in the listing standards of Nasdaq applicable to compensation committee members.
The compensation committee may form subcommittees and delegate to its subcommittees such power and authority as it deems appropriate from time to time under the circumstances. The compensation committee has no current intention to delegate any of its responsibilities to a subcommittee. The board of directors has formed a stock awards committee, with Mr. Moatazedi as its sole member, and has delegated the stock awards committee limited authority to approve and establish the terms of equity awards granted to eligible persons (who are not executive officers or members of the board of directors) under our equity incentive plan.
The compensation committee may confer with the board of directors in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the President and Chief Executive Officer, the compensation committee considers, among other things, the recommendations of the President and Chief Executive Officer.
The compensation committee held seven meetings in 2023. The compensation committee has the sole authority to retain, oversee and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and retention terms.
During our fiscal year ended December 31, 2023, our compensation committee engaged the services of compensation consulting firm Radford, an Aon Hewitt Consulting Company, (“Radford”) to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compared to the compensation practices of other companies. Radford reports directly to the compensation committee. The compensation committee determined that Radford does not have any conflicts of interest in advising the compensation committee under applicable SEC and Nasdaq rules.
For 2023, the compensation committee engaged Radford specifically to:
•participate in discussions with the compensation committee and selected members of senior management regarding our historical pay practices, incumbent roles and responsibilities, compensation philosophy and equity grant alternatives;
•develop a peer group of publicly traded and comparable life science and aesthetics companies that we compete with for business, executive talent and investor capital;
•review and assess the executive compensation practices disclosed by companies in the peer group;
•review and assess our executive compensation program;
•review equity grant practices for us and our industry peers, including topics such as equity plan dilution, annual share usage, prevalence of long-term incentive award vehicles and mix, and equity stakes for named executive officers;

•recommend an equity grant strategy to assist us in providing ongoing long-term incentive awards to executives and assist with equity grand modeling; and
•review and assess our non-employee director compensation program.
Nominating and Corporate Governance Committee
The principal responsibilities of the nominating and corporate governance committee include:
•identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;
•identify individuals qualified to fill any vacancy on the Board or any committee of the Board, consistent with any criterion set forth in the Company’s corporate governance principles from time to time, as well as any other factors it deems appropriate;
•evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•reviewing communications from stockholders directed to the board, including evaluating nominations by stockholders of candidates for election to our board of directors;
•While each committee is responsible for evaluating certain risks and overseeing the management of such risks within its respective oversight area, the entire board of directors is regularly informed through committee reports about such risks.
◦overseeing performance evaluations of the board of directors, individual directors and the committees of the board of directors;
◦monitoring and recommending modifications to our Insider Trading Policy, as necessary and advisable; and
◦reviewing and evaluating on an annual basis the performance of the nominating and corporate governance committee, including compliance of the audit committee with its charter.
The current members of the nominating and corporate governance committee are Karah Parschauer, who serves as chair, Vikram Malik and Brady Stewart. The board of directors also determined that each of the current members of the nominating and corporate governance committee is independent, as defined in the listing standards of Nasdaq.
The nominating and corporate governance committee has the sole authority to elect, retain, terminate and approve the fees and other retention terms of consultants or search firms used to identify director candidates and to assist in the evaluation of director performance. The nominating and corporate governance committee held two meetings in 2023.
Board Oversight of Risk
The board of directors and our executive management team work together to manage our risks. It is management’s responsibility to identify various risks facing the Company, bring material risks to the attention of the board of directors, and implement appropriate risk management policies and procedures to manage risk exposure on a day-to-day basis. The board of directors has responsibility and has an active role in the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from committees of the board of directors and members of senior management to enable the board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, cybersecurity and reputational risk.
The board of directors is responsible for monitoring and assessing strategic risk exposure, while the audit committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee, nominating and corporate governance committee and compensation committee support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

The board of directors has delegated responsibility for the oversight of specific risks to its committees as follows:
•The audit committee oversees management of financial risks. In addition to fulfilling its responsibilities for the oversight of our financial reporting processes and annual audit of the Company’s financial statements, the audit committee also reviews with the Company’s independent registered public accounting firm and the Company’s management the adequacy and effectiveness of our policies and procedures, including the Company’s Code of Conduct, to assess, monitor and manage fraud risk and our ethical compliance program. The audit committee takes appropriate actions to set the best practices and highest standards for quality financial reporting, sound business risk practices, including practices related to insider trading, public disclosures, cybersecurity, and ethical behavior.
•The compensation committee is responsible for overseeing the management of risks relating to our employment policies and executive compensation plans and arrangements. In connection with structuring the executive compensation program, the compensation committee, together with the board of directors, considers whether the elements of such program, individually or in the aggregate, encourage our executive officers to take unnecessary risks.
•The Nominating and Corporate Governance Committee manages the Company’s corporate governance practices, including the Company’s Insider Trading Policy. The Nominating and Corporate Governance Committee also reviews the composition, structure and function of the board of directors and the committees of the board of directors, risks associated with the independence of the members of the board of directors, potential conflicts of interest and risks relating to succession planning for the Chief Executive Officer and the board of directors.
Consideration of Director Candidates
Stockholder Recommendations
The nominating and corporate governance committee will consider candidates for director recommended by stockholders. If a stockholder wishes to recommend a director candidate, he or she should submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee, care of the Corporate Secretary at Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660. The nominating and corporate governance committee may request additional information concerning the director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the board of directors.
Stockholders recommending candidates for consideration by our nominating and corporate governance committee in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of that meeting. All recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.
Stockholder Nominations
Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the nominating and corporate governance committee as described above) must mail notice in proper written form, including all required information as specified in the bylaws, to the Corporate Secretary at Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660.  For more information, and for more detailed requirements including the time periods in which to send such nominations, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38381), filed with the SEC on February 12, 2018 and see the section “Stockholder Proposals for 2025 Annual Meeting” below.
Meetings and Attendance
We expect directors to regularly attend meetings of the board of directors and of all committees on which they serve and to review the materials sent to them in advance of those meetings. The board of directors generally expects to hold four regular meetings per year and to meet on other occasions when circumstances require. As part of the board of directors’ regularly scheduled meetings, the non-employee directors meet in executive session. Directors spend additional time preparing for board of directors and committee meetings, and we may call upon directors for advice between meetings. The board of directors held seven meetings in 2023. Each director, other than Dr. Farrell who retired from the board of directors effective September 30, 2023, attended 75% or more of the aggregate number of meetings of the board of directors and of the committees on which he or she served that were held during the portion of the last fiscal year for which he or she was a director or committee member.

In addition, although we have no formal policy requiring attendance, directors are encouraged to attend the Annual Meeting and we expect nominees for election at each annual meeting of stockholders to participate in the Annual Meeting. All incumbent directors attended our annual meeting in May 2023.

Director Compensation
Our director compensation program is intended to enhance our ability to attract, retain and motivate non-employee directors of exceptional ability and to promote the common interest of directors and stockholders in enhancing the value of our common stock. The board of directors reviews director compensation at least annually. The compensation committee has the sole authority to engage a consulting firm to evaluate director compensation.
Our non-employee directors receive equity and cash compensation for their service as directors. In 2023, each non-employee director received an annual retainer of $45,000. For 2024, the annual retainer will increase to $50,000. The annual retainers are paid on a quarterly basis. Our non-executive board chairman receives an additional annual retainer of $35,000. Additionally, our non-employee directors receive compensation for committee service as follows:

Position	Amount(1) ($)
Audit Committee Chair	20,000
Other Audit Committee Members	10,000
Compensation Committee Chair	15,000
Other Compensation Committee Members	7,500
Nominating and Corporate Governance Committee Chair	10,000
Other Nominating and Corporate Governance Committee Members	5,000
(1)    These amounts are annualized amounts, payable quarterly.
For 2023, equity awards for qualifying non-employee directors consisted of annual equity awards with a grant date fair value of approximately $170,000, subject to vesting and continued service on the board. For 2023, these awards were in the form of restricted stock units and stock options. On January 27, 2023, each non-employee director serving on the board on that date was granted (i) an award of 8,239 restricted stock units that had a grant date fair value (determined as set forth in footnote (1) to the 2023 Director Compensation Table of $85,003 and (ii) a stock option to purchase 11,789 shares of our common stock at a per share exercise price of $10.25 that had a grant date fair value (determined as set forth in footnote (1) to the 2023 Director Compensation Table below) of $85,023. The restricted stock units were scheduled to vest, subject to continued service, in full on the twelve month anniversary of the date of grant. The options were scheduled to vest, subject to continued service, in twelve monthly installments following the date of grant. Each grant, to the extent then unvested, will fully vest upon certain changes of control of Evolus.
The table below summarizes the compensation paid by us to our non-employee directors for the year ended December 31, 2023. David Moatazedi, our President and Chief Executive Officer, served as a member of the board during 2023, but did not receive any additional compensation for such service as a director.
2023 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	Option Awards(1)(2) ($)	Total ($)
Vikram Malik (Chairman)(3)	101,000	85,003	85,023	271,026
Simone Blank	65,000	85,003	85,023	235,026
Peter Farrell(4)	45,000	85,003	85,023	215,026
David Gill(3)	86,000	85,003	85,023	256,026
Robert Hayman	61,000	85,003	85,023	231,026
Karah Parschauer	79,000	85,003	85,023	249,026
Brady Stewart	52,000	85,003	85,023	222,026
(1) Represents the aggregate grant date fair value of the restricted stock unit awards and the stock options granted to the non-employee directors during 2023, computed in accordance with FASB ASC Topic 718. See Note 9. Stockholders’ Equity in the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024, for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.
(2) As of December 31, 2023, each non-employee director named in the table above held the following number of outstanding and unexercised options and outstanding restricted stock units: Mr. Malik, 90,600 options and 17,298 restricted stock units, Ms. Blank, 90,600 options and 8,293 restricted stock units, Dr. Farrell held no options or restricted stock units, Mr. Gill, 94,186 options and 8,293 restricted stock units, Mr. Hayman, 90,600 options and 8,293 restricted stock units, Mrs. Parschauer, 83,154 options and 8,293 restricted stock units, and Mrs. Stewart, 10,806 options and 26,547 restricted stock units.
(3) Includes $2,500 for service on a transaction committee of the board of directors.
(4)    Dr. Farrell retired from the board of directors effective September 30, 2023.

Proposal 2 - Ratification of Appointment of Independent Auditor for 2024
Appointment of Independent Auditor by Audit Committee
The audit committee annually evaluates the performance of our independent auditor and determines whether to reengage the current independent auditor or consider other audit firms. This year the audit committee has approved the appointment of Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2024 to report on our consolidated financial statements for the year ending December 31, 2024. Factors considered by the audit committee in deciding whether to appoint EY included:
•EY’s global capabilities;
•EY’s technical expertise and knowledge of our global operations and industry;
•the quality and candor of EY’s communications with the audit committee and management;
•the quality and efficiency of the services provided by EY, including input from management on EY’s performance;
•EY’s objectivity and professional skepticism;
•EY’s use of technology to aid in audit efficiency;
•EY’s independence, how effectively EY demonstrated its independent judgment, and the controls and processes in place that help ensure EY’s independence; and
•the appropriateness of EY’s fees.
Proposed Ratification of Independent Auditor
The audit committee is responsible for the appointment, retention, termination, compensation and oversight of the work of our independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Although ratification of the appointment of our independent auditor is not required by our organizational documents or otherwise, the board of directors is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate practice and because we value the views of our stockholders.
The audit committee considers EY to be well qualified. In the absence of contrary instructions, the proxy holders will vote proxies received in response to this solicitation in favor of ratification of the appointment. In the event that stockholders fail to ratify the appointment of EY, the audit committee will reconsider the appointment of EY. Even if the appointment is ratified, the ratification is not binding and the audit committee may in its discretion select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of our company and stockholders.
Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.
The board of directors recommends a vote
FOR
the ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2024.

Accounting Matters
Principal Independent Auditor Fees
Fees Paid to the Independent Registered Public Accounting Firm
The following table sets forth the aggregate fees for professional service provided by our independent registered public accounting firm, Ernst & Young LLP, for the years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees(1)	$2,874,200	$830,500
Audit-Related Fees	—	—
Tax Fees(2)	250,900	175,100
All Other Fees(3)	1,000	1,000
Total	$3,126,100	$1,006,600
(1) Audit fees consist of the fees for professional services rendered for the audit of our annual financial statements, review of our quarterly financial statements and in connection with the preparation of registration statements filed with the SEC.
(2) Tax fees include fees for preparation of the Company’s federal and state returns and tax consultation in connection with tax credits.
(3) All other fees consists of a subscription to EY’s online accounting research tool.
Audit Committee Pre-Approval Policies and Procedures
The audit committee has adopted a policy that requires the audit committee or a member of the audit committee to pre-approve all audit and permissible non-audit services to be provided by our independent auditor. These services include audit services, audit-related services and tax services. Pre-approval is generally requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the three categories of services listed above. Our audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, our audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.
In addition, in the event time constraints require pre-approval prior to our audit committee’s next scheduled meeting, our audit committee has authorized its chairperson to pre-approve services. Engagements so pre-approved are to be reported to our audit committee at its next scheduled meeting. Our audit committee or its chairperson pre-approved all audit and tax services provided by EY in the years ended December 31, 2023 and 2022 pursuant to the foregoing pre-approval policies and procedures.

Report of Audit Committee
Our audit committee has reviewed our audited financial statements for the year ended December 31, 2023 and discussed them with our management and our independent registered public accounting firm, EY.
Our audit committee has also received from, and discussed with, EY various communications that EY is required to provide to our audit committee, including the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.
In addition, EY provided our audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence, and the audit committee has discussed with the company's independent registered public accounting firm their independence. Our audit committee has also reviewed non-audit services performed by EY and considered whether EY’s provision of non-audit services was compatible with maintaining its independence from the company.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that Evolus’ financial statements audited by EY be included in our Annual Report on Form 10‑K for the year ended December 31, 2023, which was filed with the SEC on March 7, 2024. The audit committee also appointed EY to serve as our independent registered public accounting firm for the year ending December 31, 2024 and is seeking ratification of such appointment by the stockholders.
Audit Committee:
David Gill
Simone Blank
Brady Stewart
The foregoing report of the audit committee is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Evolus under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal 3 - Approval of the Evolus, Inc. 2024 Employee Stock Purchase Plan
General
Our stockholders are being asked to approve the Evolus, Inc. 2024 Employee Stock Purchase Plan (the “ESPP”). A total of 579,648 shares of the Company’s common stock (“Common Stock”) will initially be reserved for issuance under the ESPP, and additional shares will become available for issuance under the ESPP each year as described below under “Limits on Authorized Shares; Limits on Contributions.” The board of directors has approved the ESPP, subject to stockholder approval at the Annual Meeting.
Under the ESPP, shares of the Company’s common stock will be available for purchase by eligible employees who elect to participate in the ESPP. Eligible employees will be entitled to purchase, by means of payroll deductions, limited amounts of the Company’s common stock at a discount during periodic offering periods. The ESPP will not be effective without stockholder approval.
The board of directors believes that the ESPP will help the Company retain and motivate eligible employees and will help further align the interests of eligible employees with those of the Company’s stockholders. The Company has not yet determined the timing of the initial offering period under the ESPP.
Summary Description of the ESPP
The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP, which appears as Appendix A to this Proxy Statement.
Purpose. The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of the Company’s common stock at a favorable price and upon favorable terms in consideration of the participating employees’ continued services. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the Company’s employ and to advance the best interests of the Company and those of the Company’s stockholders.
Operation of the ESPP. It is currently expected that the ESPP will operate in successive six-month periods referred to as “Offering Periods.” The ESPP administrator may change the duration of Offering Periods from time to time in advance of the applicable Offering Period, provided that no Offering Period may be shorter than three months or longer than 27 months. The ESPP administrator may also provide that an Offering Period will consist of multiple “purchase periods,” with a purchase of shares under the ESPP to occur at the end of each such purchase period. However, only one Offering Period may be in effect at any one time.
On the first day of each Offering Period (referred to as the “Grant Date”), each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of the Company’s common stock. A participant must designate in the election the percentage or amount of the participant’s compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. The participant’s contributions under the ESPP will be credited to a bookkeeping account in his or her name. A participant generally may elect to terminate, but may not otherwise increase or decrease, his or her contributions to the ESPP during an Offering Period. Amounts contributed to the ESPP constitute general corporate assets of the Company and may be used for any corporate purpose.
Each option granted under the ESPP will automatically be exercised on the last day of the Offering Period with respect to which it was granted, or the last day of each purchase period for an Offering Period that consists of multiple purchase periods (each such date on which ESPP options are exercised is referred to as an “Exercise Date”). The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of the Exercise Date by the Option Price for the applicable period. The determination of the “Option Price” for each Offering Period (or each purchase period within an Offering Period) will be established by the ESPP administrator in advance of the applicable period, except that in no event may the Option Price be lower than the lesser of (i) 85% of the fair market value of a share of the Company’s common stock on the applicable Grant Date, or (ii) 85% of the fair market value of a share of the Company’s common stock on the applicable Exercise Date. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Option Price for the shares acquired by the participant. No interest will be paid to any participant or credited to any account under the ESPP.
Eligibility. Only certain employees will be eligible to participate in the ESPP. To participate in an Offering Period, on the Grant Date of that period an individual must be employed by the Company or one of its subsidiaries that has been designated as a participating subsidiary. The ESPP administrator may also provide that, in order for an employee to be eligible to participate in the ESPP, the employee must be customarily employed for more than 20 hours per week and be customarily employed for more than five months per calendar year.
As of April 19, 2024, we estimate that approximately 285 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers) would be eligible to participate in the ESPP if the plan were then in effect.
Limits on Authorized Shares; Limits on Contributions. If stockholders approve the ESPP, a maximum of 579,648 shares of the Company’s common stock will initially be available for delivery under the plan. In addition, this share limit will automatically increase on March 5 of each of the calendar years during the term of the ESPP, with the first such increase to occur in March 2025, by an amount equal to the lesser of (i) one percent of the total number of shares of Common Stock issued and outstanding on March 4 of the year in which such increase is to occur, (ii) 579,648 shares of Common Stock, or (iii) such number of shares of Common Stock as may be established by the board of directors.
Participation in the ESPP is also subject to the following limits:
•A participant cannot contribute more than 15% of his or her compensation to the purchase of stock under the ESPP in any one payroll period.
•A participant cannot purchase more than 5,000 shares of the Company’s common stock under the ESPP in any one Offering Period (subject to adjustment by the ESPP administrator for any Offering Period that is longer or shorter than six months).
•A participant cannot purchase more than $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP in any one calendar year.
•A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of the Company or one of its subsidiaries or to the extent it would exceed certain other limits under the U.S. Internal Revenue Code (the “Code”).
We have the flexibility to change the 15%-contribution and the individual-share limit referred to above from time to time without stockholder approval. However, we cannot increase the aggregate-share limit under the ESPP, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Code.
Antidilution Adjustments. As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar unusual or extraordinary corporate events, or extraordinary dividends or distributions of property to our stockholders.
Termination of Participation. A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by the Company or one of its participating subsidiaries (or, if provided by the ESPP administrator, the participant is no longer scheduled to work more than 20 hours per week or five months per calendar year).
If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, the participant will no longer be permitted to make contributions to the ESPP for that Offering Period and, subject to limited exceptions, the participant’s option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest. However, a participant’s termination from participation will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.
Transfer Restrictions. A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.
Administration. The ESPP is administered by the board of directors or by a committee appointed by the board of directors. The board of directors has appointed the compensation committee of the board of directors as the administrator of the

ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.
No Limit on Other Plans. The ESPP does not limit the ability of the board of directors or any committee of the board of directors to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.
Amendments. The board of directors generally may amend or terminate the ESPP at any time and in any manner, provided that the then-existing rights of participants are not materially and adversely affected thereby. Stockholder approval for an amendment to the ESPP will only be required to the extent necessary to meet the requirement of Section 423 of the Code or to the extent otherwise required by law or applicable listing rules. The ESPP administrator also may, from time to time, without stockholder approval, designate those subsidiaries of the Company whose employees may participate in the ESPP and make certain other administrative changes as authorized by the plan.
Termination. No new Offering Periods will commence under the ESPP on or after March 5, 2034, unless the board of directors terminates the ESPP earlier. The ESPP will also terminate earlier if all of the shares authorized under the ESPP have been purchased. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), subject to any provision made by the board of directors for the assumption or continuation of the options then outstanding under the ESPP, the Offering Period then in progress will be shortened and the outstanding options will automatically be exercised on a date established by the ESPP administrator that is not more than 10 days before the closing of the transaction.
Federal Income Tax Consequences of the ESPP
Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and, among other considerations, does not describe state, local or international tax consequences.
The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which the Company is generally entitled to a tax deduction.
Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. The Company will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Grant Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.
If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Grant Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Grant Date), or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. The Company will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.
The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the fair market value of the shares on the Exercise Date on which the participant acquired the shares and the purchase price paid for the shares, and the Company generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the fair market value of the shares on the Exercise Date, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. The Company will not be entitled to a tax deduction with respect to any capital gain realized by a participant.
Specific Benefits; Overhang and Dilution
Participation in the ESPP, if it is approved by stockholders, will be voluntary and dependent on each eligible employee’s election to participate and each participant’s decision as to the level of the participant’s contributions to the ESPP. Accordingly, future purchases, and the benefits that will be received by or allocated to eligible employees, under the ESPP are not determinable.
To help stockholders assess the potential dilutive impact of the ESPP, the 579,648 shares of common stock that would initially be authorized for issuance under the ESPP represents approximately 0.93% of the Company’s 62,593,708 issued and outstanding shares of common stock as of April 19, 2024. The closing price of a share of the Company’s common stock on Nasdaq on April 19, 2024 was $11.53 per share and, based solely on that closing price, the maximum aggregate market value of the shares that could be issued under the ESPP is $6,683,341 (which represents that per share closing price multiplied by the 579,648 shares that would initially be authorized for issuance under the ESPP).
Equity Compensation Plan Information
For more information regarding our stock incentive plans, please see the section titled “Equity Compensation Plan Information” below.
The board of directors recommends a vote
FOR
the approval of the Evolus, Inc. 2024 Employee Stock Purchase Plan.

Proposal 4 - Advisory Vote on the Compensation of the Named Executive Officers.
Beginning with this year’s Annual Meeting, our stockholders are entitled to vote to approve, on an advisory basis, the compensation, as disclosed in this Proxy Statement, of our executive officers appearing in the table entitled “Summary Compensation Table,” and the other compensation tables and related narrative disclosure, that appear later in this Proxy Statement (collectively, the “named executive officers” or “NEOs”). We are presenting this Proposal 4 as required by Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
The board of directors encourages our stockholders to read the executive compensation disclosures of this Proxy Statement to review the correlation between compensation and performance, as well as compensation actions taken in 2023. The board of directors believes that our executive compensation program effectively aligns executive pay with our performance and results in the attraction and retention of highly talented executives.
Accordingly, the board of directors recommends that our stockholders vote FOR the following resolution:
“RESOLVED, that the compensation paid to the our named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this Proxy Statement, is hereby approved.”
Required Vote and Board of Directors of Directors Recommendation
Advisory approval of Proposal 4 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as votes against this proposal. Broker non-votes will have no effect and will not be counted towards the vote total.
Our board of directors believes that approval of Proposal 4 is in our best interests and the best interests of our stockholders for the reasons stated above. Because the vote is advisory, it is not binding on the board of directors, the compensation committee, or on us, and it will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the board of directors, the compensation committee, or us. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the compensation committee and board of directors intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
The board of directors recommends a vote
FOR
Proposal 4

Proposal 5 - Advisory Vote on the Frequency of Stockholder Votes on Executive Compensation
We are also asking our stockholders to indicate their preference regarding how frequently we should solicit a non-binding stockholder advisory vote on the compensation of our named executive officers as disclosed in our Proxy Statements. Accordingly, we are asking stockholders to indicate whether they would prefer an advisory vote every one year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote. We are presenting this Proposal 5 as required by Section 14A of the Exchange Act.
For the reasons described below, our board of directors has determined that an advisory vote every year on executive compensation is the most appropriate alternative for Evolus. The board of directors believes that an advisory vote at this frequency will provide stockholders with the opportunity to provide direct input on our executive compensation program as disclosed in the Proxy Statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and other corporate governance matters. The board of directors is therefore recommending that stockholders vote for holding the advisory vote to approve executive compensation every year.
Required Vote and Board of Directors Recommendation
While the board of directors believes that its recommendation is appropriate at this time, stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding stockholder advisory vote on the approval of our executive officer compensation practices should be held every year, every two years or every three years. The option among those choices that receives the votes of the holders of a majority of shares of common stock that are present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal will be deemed to be the frequency preferred by the stockholders. If no frequency receives such majority vote, the frequency option (one year, two years or three years) receiving the highest number of affirmative votes of shares present or represented by proxy at the Annual Meeting will be deemed the frequency that has been recommended by stockholders.
Although your vote is advisory and will therefore not be binding on us, the compensation committee and board of directors value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, the board of directors may decide that it is in the best interests of the Company and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option preferred by our stockholders.
The board of directors recommends a vote
in favor of “One Year”
on Proposal 5

Executive Officers
The following table sets forth, as of April 19, 2024, the names of our executive officers, their ages, their positions and business experience, and the year of their first election as officers. Each executive officer serves at the discretion of the board of directors and holds office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.
EXECUTIVE OFFICERS

Name	Age	Positions and Business Experience	Year First Elected Officer
David Moatazedi	46	Please see “Proposal 1. Election of Directors-Information Concerning Directors and Nominees for Election as Directors.”	2018
Sandra Beaver	46	Mrs. Beaver has served as our Chief Financial Officer since September 2022. From October 2019 to September 2022, Mrs. Beaver served as Senior Vice President of Finance at Experian, a global information services company, where she was responsible for half of company’s North America B2B business units. From November 2002 to September 2019, Mrs. Beaver held roles with increasing levels of responsibility and scope including Vice President of Consolidated Financial Planning & Analysis, and Vice President and Chief Financial Officer at Game Technology PLC. Mrs. Beaver holds a B.A. from the Isenberg School of Management at the University of Massachusetts Amherst.	2022
Rui Avelar, M.D.	62	Dr. Avelar has served as our Chief Medical Officer since January 2014 and was appointed to the additional position of Head of Research and Development in August 2018. From January 2014 to February 2018, Dr. Avelar also served as the Chief Medical Officer of Alphaeon. From March 2011 to December 2013, he served as Chief Medical Officer of Allergan Medical, where he was responsible for clinical development, clinical operations, safety, medical writing, biostatistics and regulatory matters. Dr. Avelar holds a M.D. from the University of Toronto and has received training accreditation in Sports Medicine from the Canadian Academy of Sports Medicine.	2014
Tomoko Yamagishi-Dressler	59	Mrs. Yamagishi-Dressler has served as our Chief Marketing Officer since August 2023. From May 2021 to August 2023, Mrs. Yamagishi-Dressler served as the Global Chief Marketing Officer for Beautyblender, a global cosmetics and beauty company. From October 2000 to December 2020, Mrs. Yamagishi-Dressler held roles at Shiseido Americas Corporation, a global beauty company, of increasing levels of responsibility and scope culminating as the Senior vice President of Marketing and Sales for the Ultra Prestige Collection Division. Mrs. Yamagishi-Dressler holds a bachelors degree from Keio University and an MBA from Harvard Business School.	2023
There are no family relationships among any of our directors or executive officers.

Executive Compensation
Summary Compensation Table
The following table provides information concerning the compensation paid to our “named executive officers,” the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary		Bonus			Stock Awards(1)(2)	Option Awards(1)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
David Moatazedi	2023	$687,500			$—		$7,417,415	$2,075,862	$1,017,800	$41,870	$11,240,447
President and Chief Executive Officer	2022	$596,875			$—		$1,170,002	$1,161,522	$643,200	$27,991	$3,599,590
Sandra Beaver	2023	$437,500		$			$1,027,634	$691,957	$287,890	$14,756	$2,459,737
Chief Financial Officer	2022	$136,818	(5)		$100,000	(6)	$330,174	$1,125,002	$135,100	$313	$1,827,407
Rui Avelar, M.D.	2023	$487,750			$—		$1,414,034	$691,957	$320,610	$14,827	$2,929,178
Chief Medical Officer and Head of Research and Development	2022	$469,000			$—		$292,498	$290,381	$202,400	$10,633	$1,264,912
(1)    Represents the aggregate grant date fair value of stock and option awards granted during the years presented, computed in accordance with FASB ASC Topic 718. See Note 9. Stockholders’ Equity in the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024, for a discussion of the assumptions we made in determining the grant date fair value of our equity awards.
(2)    As noted under “Long-Term Incentive Compensation” below, we granted each of the named executive officers an award of performance-based restricted stock units in January 2023 that vests based on our achievement of certain operational goals (the “PRSU Awards”). In May 2023, we granted Mr. Moatazedi an award of performance-based restricted stock units that vests based on our achievement of certain stock price goals over the five-year period after the grant date of the award (the “Stock Price RSU Award”). As required by applicable SEC rules, the accounting fair value of these awards was determined based on the probable outcome (as determined for accounting purposes as of the applicable grant date) of the performance-based conditions applicable to the awards. For these purposes, we determined that for the PRSU Awards, the “target” level of performance was the probable outcome of the applicable performance-based conditions, and accordingly, the accounting fair value is included for each named executive officer as Stock Award compensation for 2023 based on the “target” number of shares subject to the awards. For the Stock Price RSU Award, the accounting fair value included for Mr. Moatazedi as Stock Award compensation for 2023 was determined based on a Monte Carlo simulation pricing model (which probability weights multiple potential outcomes) as of the grant date of the award. For more information on the assumptions made in the Monte Carlo simulation pricing model, refer to Note 2. Basis of Presentation - Stock-Based Compensation and Note 9. Stockholders’ Equity in the Notes to Consolidated Financial Statements in our Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 7, 2024. The Monte Carlo simulation assumptions used in determining the grant date fair value of the Stock Price RSU Award included an assumed expected volatility of the Common Stock price of 88.0%, an assumed risk-free interest rate of 3.49%, and an expected dividend yield on the Common Stock of 0% as the Company has never paid any cash dividends, and utilized the closing price of a share of Common Stock on the date of grant of the award. The following table presents (a) the accounting fair value of the performance-based restricted stock units awarded to the named executive officers in 2023 (determined as described above as of the grant date of the awards) included in the Stock Awards column for that named executive officer in the table above and (b) the value of these awards (determined as of the grant date of the award) assuming that the highest level of performance would be achieved:

2023 Performance-Based RSU Awards

Award	Grant Date Fair Value Included in Summary Compensation Table	Grant Date Fair Value Based on Maximum Performance
David Moatazedi – PRSU Award	$1,568,301	$1,568,301
David Moatazedi – Stock Price RSU Award	$3,774,000	$5,000,800
Sandra Beaver - PRSU Award	$336,067	$336,067
Rui Avelar, M.D. - PRSU Award	$336,067	$336,067
(3)    Represents annual performance-based cash bonuses paid by us, which were based on achievement of pre-determined key performance indicators by our board of directors for the years presented. In accordance with her employment agreement, Mrs. Beaver’s 2022 cash bonus was pro-rated to 75%.

(4)    The table below shows the components of “All Other Compensation” for each of our named executive officers.

	Year	Company 401(k) Matching Contribution (A)	Insurance Premiums (B)	President's Club Sales Incentive Trip (C)
David Moatazedi	2023	$13,200	$1,665	$27,005
	2022	$7,000	$4,704	$16,287
Sandra Beaver	2023	$13,200	$1,556	$—
	2022	$—	$313	$—
Rui Avelar, M.D.	2023	$13,200	$1,627	$—
	2022	$4,625	$6,008	$—
(A) Represents Company matching contributions under the Company’s 401(k) plan.
(B) Represents premiums paid on behalf of named executive officer’s under the Company’s life insurance plan and supplemental disability insurance plan.
(C) Represents the incremental cost for Mr. Moatazedi’s spouse to attend, and certain personal expenses paid for by the Company in connection with Mr. Moatazedi’s attendance at, the Company’s President’s Club event to recognize the Company’s highest performing sales employees.
(5)    Mrs. Beaver joined the company as Chief Financial Officer in September 2022.
(6)    As consideration for entering into her employment agreement, Mrs. Beaver received a $100,000 signing bonus in September 2022.

Narrative Explanation of the Summary Compensation Table
Our named executive officers for fiscal year 2023 were:
•David Moatazedi: President and Chief Executive Officer
•Sandra Beaver: Chief Financial Officer
•Rui Avelar, M.D.: Chief Medical Officer and Head of Research and Development
Compensation Philosophy

What We Do ☑	What We Don’t Do ☒
Independent Compensation Committee. The Committee consists solely of independent directors who establish our compensation policies and practices.	No Guaranteed Compensation. No guaranteed cash incentives, equity compensation or salary increases for executive officers.
Independent Compensation Consultant. During 2023, the Committee engaged the services of Radford, an AON Company, to provide information, analysis, and other advice to assist with its responsibilities.	No Excise Tax Payments. We do not provide any excise tax reimbursement payments for any severance or change-in-control payments (including “gross-ups”).
Annual Executive Compensation Review. The Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes.

No Excessive Perquisites. We provide minimal perquisites and other personal benefits to our NEOs.
Emphasize Long-Term Equity Compensation. The Committee uses equity awards to deliver long-term incentive compensation opportunities to our executives, including our NEOs. These equity awards vest over multi-year periods, which serves our long-term value creation goals and retention objectives. In 2023, we began including performance-based vesting awards in the equity grant program for our NEOs.

No stock options granted below fair market value. We do not grant any stock options with an exercise price below fair market value.
Prohibition on Hedging and Pledging; Clawback
Policy. Under our Insider Trading Policy, we prohibit our employees from hedging any Evolus securities and from pledging any Evolus securities as collateral for a loan. Our clawback policy provides that we will recover certain excess compensation in the event of an accounting restatement.
No stock options re-pricing. Our stock incentive plan prohibits the repricing of stock options without shareholder approval.

Components of Executive Compensation
The compensation paid to our named executive officers consists of the following components:

Compensation Element	Brief Description	Objectives
Base Salary	Fixed compensation	• Provide a competitive, fixed level of cash compensation to attract and retain talented and skilled employees
Performance-Based Cash Bonus	Variable, performance-based cash compensation earned based on achieving pre-established annual goals	• Motivate and reward employees to achieve or exceed our current-year performance goals
Long-Term Equity-Based Incentives	Variable equity compensation as described below	• Align an employee’s interest with that of our stockholders and encourage executive decision-making that maximizes value creation over the long-term
• Provide a retention incentive through long-term vesting requirements

Types of Long Term Equity-Based Incentives
	Brief Description	Objectives
Stock Options	Stock options are granted with an exercise price at fair market value and generally have annual vesting over four-years and a ten-year term	• Align compensation with stockholders’ interests as the awards have value only to the extent the stock price increases above the grant price (the fair market value of the stock on the grant date)
Restricted Stock Units (RSUs)	Vest annually over a four year period based on the passage of time and continued employment	• Provides a retention incentive that is aligned with shareholders, even during periods of stock price volatility
• Aid in retention of key employees in a highly competitive market for talent
•Align compensation with stockholders’ interests as the value of the award fluctuates with stock price

Performance Restricted Stock Units	Earned based on our achievement of a pre-established performance or stock price goals	•Align compensation with stockholders’ interests as the value of the award fluctuates with stock price •Aligns compensation with long term company performance goals
How We Determine Executive Compensation
Role of the Compensation Committee and Executive Officers in Setting Executive Compensation
The compensation committee reviews and oversees our executive compensation policies, plans and programs and reviews and determines the compensation to be paid to all of our executive officers, including the named executive officers. Our compensation committee consists solely of directors the board of directors has determined to be independent under applicable listing standards. In making its executive compensation determinations, the compensation committee considers recommendations from the Chief Executive Officer for executive officers other than himself. In making his recommendations for executive officers other than himself, the Chief Executive Officer receives input from our human resources department and has access to various third-party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described below. While the Chief Executive Officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. In addition to our Chief Executive Officer, our Chief Financial Officer our SVP, Human Resources and General Counsel and Corporate Secretary may also attend compensation committee meetings from time to time to advise on performance and/or activity in areas with respect to which the executive has particular knowledge or expertise. The compensation committee discusses and makes final determinations with respect to executive compensation matters without any named executive officers or other executive officers present (other than the Chief Executive Officer as described above). From time to time, various other members of management and other employees as well as outside advisers or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in the compensation committee meetings.

The compensation committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, performance bonus and equity awards) for our executive officers on an annual basis. These annual decisions typically occur in the first quarter of the year, however, decisions may occur during the year for new hires, promotions or other special circumstances as our compensation committee determines appropriate. The compensation committee does not delegate its authority to approve executive officer compensation. While the compensation committee does not currently maintain a formal policy for the timing of equity awards to our executive officers, the compensation committee does consider the Company’s upcoming announcements of material non-public information in determining the timing of granting equity awards and since 2023 has only granted equity after the company releases certain preliminary financial measures through a press release and a Current Report on Form 8-K.
Role of our Independent Compensation Consultant
The compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. For purposes of evaluating and deciding on compensation for each of our named executive officers in 2023 the compensation committee retained Radford, an Aon Hewitt Company (“Radford”), an independent compensation consultant, to assist the compensation committee in reviewing our compensation programs and to ensure that our compensation programs remain competitive in attracting and retaining talented executives.
Radford assisted the compensation committee in developing a group of peer companies to use as a reference in making 2023 compensation decisions, evaluating current pay practices and considering different compensation programs and best practices. As described further below, Radford also prepared an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive grants against market practices. Radford reported directly to the compensation committee, which maintained the authority to direct their work and engagement, and advised the compensation committee from time to time. Radford interacted with management to gain access to Company information that is required to perform services and to understand the culture and policies of our organization. The compensation committee and Radford met in executive session with no members of management present as needed to address various compensation matters, including deliberations regarding the Chief Executive Officer’s compensation.
Use of Competitive Market Compensation Data
We aim to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, the compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the compensation committee reviews market data for each executive officer’s position, compiled by Radford, as described below, including information relating to the compensation for executive officers in the commercial stage biotechnology and medical device industry.
In developing a proposed list of our peer group companies to be used in connection with making compensation decisions for 2023, Radford recommended and the compensation committee selected publicly traded commercial stage companies in the aesthetic, eye and beauty industries with significant sales, marketing and branding. The peer group included selected companies that would be appropriate peers based on geography, industry focus, employee size, revenue performance, and market capitalization.
Based on these criteria, in August 2022, Radford recommended, and our compensation committee approved, the following companies as our peer group for 2023:

Agenus Inc.	Coherus BioSciences, Inc.
Anika Therapeutics, Inc.	Establishment Labs Holdings Inc.
Arcutis Biotherapeutics, Inc.	Glaukos Corporation
AVITA Medical, Inc.	Harrow, Inc.
Axogen, Inc.	MiMedx Group, Inc.
Bioventus Inc.	Revance Therapeutics, Inc.
Cara Therapeutics, Inc.	The Beauty Health Company
Cutera, Inc.
In November 2022, Radford completed an assessment of executive compensation data based on our peer group to inform the compensation committee’s determination of executive compensation for 2023. The market data used for this assessment was compiled from the selected peer group companies’ publicly disclosed compensation information or public peer data and data from the Radford Global Life Sciences Survey with respect to the 2023 selected peer group companies listed above or the peer survey data. The components of the market data were based on the availability of sufficient comparative data for an executive officer’s position. The peer survey data and the public peer data are collectively referred to as market data, and was reviewed by the compensation committee, with the assistance of Radford, and used as a reference point, in addition to other factors, in setting our named executive officers’ compensation.
Radford prepared, and the compensation committee reviewed, a range of market data reference points (generally at the 25th, 50th, and 75th percentiles of the market data) with respect to base salary, performance bonuses, equity compensation (value based on an approximation of grant date fair value), total target cash compensation (including both base salary and the annual target performance bonus) and total direct compensation (total target cash compensation and equity compensation).
The compensation committee’s general aim is for compensation to remain competitive with the market, falling above or below the median of the market data as appropriate based on corporate and individual executive performance, and other factors deemed to be appropriate by the compensation committee. Due to our limited history as a public company and our evolving and growing business, we have not developed a specific market positioning or “benchmark” that we consistently aim for in setting compensation levels; instead our compensation committee determines each element of compensation, and total target cash and direct compensation, for each named executive officer based on various facts and circumstances appropriate for our company in any given year. Competitive market positioning is only one of several factors, as described below under “Factors Used in Determining Executive Compensation,” that our compensation committee considers in making compensation decisions, and therefore individual named executive officer compensation may fall at varying levels as compared to the market data.
Factors Used in Determining Executive Compensation
Our compensation committee sets the compensation of our executive officers at levels they determine to be competitive and appropriate for each named executive officer, using their professional experience and judgment. Pay decisions are not made by use of a formulaic approach or benchmark; the compensation committee believes that executive pay decisions require consideration of a multitude of relevant factors that may vary from year to year and by individual circumstance.
Base Salary
We have entered into employment agreements with each of our named executive officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our compensation committee in order to compensate our named executive officers for the satisfactory performance of duties to the company. The following table presents the annual base salaries for each of our named executive officers for the years indicated.

	Base Salary ($)
Name	2023	2024
David Moatazedi	700,000	750,000
Sandra Beaver	440,000	483,000
Rui Avelar, M.D.	490,000	519,400
Changes in Base Salary are not retroactive and are implemented as of the second pay-period of February of each year.
Performance-Based Cash Bonuses
Each of our named executive officers serving at the end of 2023, was eligible to receive an annual incentive bonus with a target amount equal to a percentage of his or her salary based on the achievement of corporate goals determined by our compensation committee.
Target Bonus Percentage for 2023

Name	Target Bonus Percentage 2023
David Moatazedi	100%
Sandra Beaver	45%
Rui Avelar, M.D.	45%

Corporate Goals for2023
A summary of the corporate goals for our 2023 executive bonus program are listed in the table below.

Category	Individual Goal Weight	Objectives	Individual Goal Achievement %	Total Weighted Bonus Achievement %
Financial Metrics (60%)	30%	Achieve $190M in Net Revenue	121.4%	36.4%
	10%	Achieve Non-GAAP Operating Expenses[1] of $150M	98.9%	9.9%
	20%	Achievement of preset Non-GAAP Operating Loss[2] in the fourth quarter of 2023	200.0%	40.0%
Key Performance Metrics (30%)	10%	Achievement of preset new customer additions and consumer enrollments in the Evolus Rewards consumer loyalty program.	169.1%	16.9%
	10%	Achievement of certain preset geographical expansion objectives.	100.0%	10.0%
	10%	Achievement of specified Research and Development objectives including approval of Nuceiva® in Australia, Presentation of final Phase II results for “Extra-Strength” Jeuveau®, and achievement of the medical education of a preset number of health care practitioners.	121.4%	12.1%
Talent (10%)	10%	Achievement of a preset regrettable turnover percentage	200.0%	20.0%
Total	100%			145.4%
(1)     Non-GAAP operating expenses and non-GAAP income (loss) from operations are non-GAAP measures. Non-GAAP operating expenses are derived from our reported GAAP operating expenses and non-GAAP income (loss) from operations are derived from our reported GAAP (loss) from operations. The non-GAAP measures exclude (i) product cost of sales, in the case of non-GAAP operating expenses only, (ii) the revaluation of contingent royalty obligations, (iii) stock-based compensation expense, and (iv) depreciation and amortization.
For 2023, Mr. Moatazedi’s performance-based annual cash incentive was based 100% on his achievement of the corporate key performance indicators. Accordingly, his actual annual cash incentive for 2023 was 145.4% of his target annual incentive.
For 2023, Mrs. Beaver and Dr. Avelar were additionally to be evaluated based upon individual performance. The compensation committed determined that, to align the payments to the entire leadership team, no adjustment would be made for individual performance and that each of Mrs. Beaver and Dr. Avelar would receive an actual annual incentive for 2023 equal to 145.4% of their target annual incentive.
Long-Term Incentive Compensation
Our equity-based incentive awards are designed to align our interests and the interests of our current and future stockholders with those of our employees, non-employee directors and consultants, including our named executive officers. Our board of directors, on the recommendation of our compensation committee, is responsible for approving equity grants for our executive officers. All equity compensation awards for our named executive officers in 2023 were granted pursuant to our 2017 Omnibus Incentive Plan as further described under "-2017 Omnibus Incentive Plan" below.
2023 Equity Awards
On January 25, 2023, each named executive officer was granted (i) a restricted stock unit award and (ii) a stock option award. Each named executive officer’s restricted stock units and stock options granted in 2023 vest over a period of four years, with

1/4th of the shares subject to award vesting annually on each anniversary of the grant date, provided such executive remains in continuous service through the applicable vesting date.
On January 27, 2023, each named executive officer was granted a performance restricted stock unit award “PRSU” based on the achievement of certain corporate objectives. The PRSU award contained two performance milestones. The first performance milestone provided that 60% of the shares subject to the award would be eligible to vest on the closing of a certain type of corporate development transaction in 2023 with one-third of that 60% vesting on the compensation committee’s certification of the transaction having closed and the remaining two-thirds of that 60% vesting in two annual installments, subject to the award recipient’s continued service, on the one and two-year anniversaries of the closing of that transaction. The first performance milestone was satisfied on May 9, 2023. The second performance milestone provided that 40% of the shares subject to the award would be eligible to vest on the closing of a separate corporate development transaction in 2023 with one-third of that 40% vesting on the compensation committee’s certification of the second transaction having closed and the remaining two-thirds of that 40% vesting in two annual installments, subject to the award recipient’s continued service, on the one and two-year anniversaries of the closing of the second transaction. The second performance milestone was satisfied on December 20, 2023.
A summary of the January 2023 equity awards is set forth below.

Name	Restricted Stock Unit Award (# of shares)	Stock Option Award (# of shares)	Performance Restricted Stock Unit Award (# of shares)
David Moatazedi	187,927	257,009	153,005
Sandra Beaver	62,642	85,670	32,787
Rui Avelar, M.D.	97,642	85,670	32,787
CEO Stock Performance Restricted Stock Unit Award
In May 2023, Mr. Moatazedi was granted an additional award of 560,000 restricted stock units that is subject to both performance-based and time-based vesting (the “May 2023 Stock Price-Based RSU Award”). The award will be eligible to vest as to 40% of the stock units subject to the award if the average closing price of our common stock over 20 consecutive trading days is $30 or more and as to an additional 60% of the units if the average closing price of our common stock over 20 consecutive trading days is $50 or more, in each case not later than five years after the grant of the award. If a stock price goal is achieved, the units allocated to that goal will be eligible to vest, subject to Mr. Moatazedi’s continued service, in annual installments over the four-year period after the grant date.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023
The following table provides information regarding outstanding equity awards held by each of our Named Executive Officers as of December 31, 2023:

	Option Awards(1)							Stock Awards(2)
				Number of Securities Underlying Unexercised Options				Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Vesting Commencement Date	Total Options Unexercised	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
David Moatazedi	5/6/2018	5/6/2018	1,182,019	1,182,019	—(3)	7.28	5/6/2028	–	–	–	—
President and Chief Executive Officer	1/23/2019	1/23/2019	125,000	125,000	—(3)	16.19	1/23/2029	–	–	–	—
	1/23/2020	1/23/2020	141,910	106,432	35,478(3)	10.19	1/23/2030	20,516(3)	216,033	–	—
	1/27/2021	—	—	—	—(3)	—	—	133,334(3)	1,404,007	–	—
	3/26/2021	—	—	—	—(3)	—	—	24,427(3)	257,216	–	—
	1/24/2022	1/24/2022	310,559	77,639	232,920(3)	5.46	1/24/2032	160,715(3)	1,692,329	–	—
	1/25/2023	1/25/2023	257,009	—	257,009(3)	11.04	1/25/2033	187,927(3)	1,978,871
	1/27/2023	—	—	—	—(3)			61,202(4)	644,457	61,202(4)	644,457
	5/8/2023	—	—	—	—(3)					560,000(5)	5,896,800
Sandra Beaver	9/5/2022	9/5/2022	169,158	42,289	126,869(3)	9.06	9/5/2032	27,333(3)	287,816	–	—
Chief Financial Officer	1/25/2023	1/25/2023	85,670	—	85,670(3)	11.04	1/25/2033	62,642(3)	659,620	–	—
	1/27/2023	—	—	—	—(3)			13,115(4)	138,101	13,115(4)	138,101
Rui Avelar, M.D.	1/6/2018	1/6/2018	189,682	189,682	—(3)	9.98	1/6/2028	–	—	–	—
Chief Medical Officer and Head of Research and Development	1/23/2019	1/23/2019	60,000	—	60,000(3)	16.19	1/23/2029	–	—	–	—
	1/23/2020	1/23/2020	45,000	33,750	11,250(3)	10.19	1/23/2030	6,500(3)	68,445	–	—
	1/27/2021	—	—	—	—(3)	—	—	45,000(3)	473,850	–	—
	1/24/2022	1/24/2022	77,640	19,410	58,230(3)	5.46	1/24/2032	40,179(3)	423,085	–	—
	1/25/2023	1/25/2023	85,670	—	85,670(3)	11.04	1/25/2033	97,642(3)	1,028,170
	1/27/2023	—	—	—	—(3)			13,115(4)	138,101	13,115(4)	138,101
(1)    Unless otherwise noted, all of the equity awards set forth above have been granted under the 2017 Omnibus Incentive Plan. Mrs. Beaver’s stock options and restricted stock units granted on September 5, 2022 were granted pursuant to an Inducement Stock Option Award Agreement and an Inducement Restricted Stock Unit Award Agreement, respectively.
(2)    Reflects restricted stock units, each of which represents a contingent right to receive one share of our common stock. The market value of such award was calculated based on the $10.53 closing price of a share of our common stock as of December 29, 2023 (which was the last trading day in our fiscal year).
(3)    25% of the shares subject to the option or restricted stock units will vest annually on the first four anniversaries of the vesting commencement date, subject to continuous service through each vesting date.
(4)    Reflects the PRSUs awarded in January 2023. 20% of the total shares initially subject to each PRSU award vested in 2023. The number of shares included in the table above reflects the total number of shares remaining subject to the NEO’s PRSU award on December 31, 2023. Of these shares, 25% are scheduled to vest on each of May 9, 2024 and May 9, 2025. 16-2/3% vested in February 2024 in connection with the compensation committee’s certification that the second milestone under the award had been attained in 2023, and 16-2/3% are scheduled to vest on each of December 20, 2024 and December 2025, in each case subject to continuous service through the applicable vesting date.”
(5)    Reflects Mr. Moatazedi’s May 2023 Stock Price-Based RSU Award, described above.

Employment Agreements; Payments Upon Termination or Change in Control
Our named executive officers will be entitled to receive certain payments and benefits upon termination of their respective employment with our company, as described below under the section entitled “—Agreements with Our Named Executive Officers.”
Agreements with Our Named Executive Officers
Below is a description of our employment agreements with Mr. Moatazedi, Mrs. Beaver and Dr. Avelar. As of the date hereof, each of our named executive officers’ employment is “at will” and may be terminated at any time, subject to the severance benefits to which our named executive officers may be eligible for as further described below.
Employment Agreement with Mr. Moatazedi
We entered into an employment agreement with Mr. Moatazedi in May 2018, as amended in August 2022, or the Moatazedi employment agreement, under which Mr. Moatazedi serves as our President and Chief Executive Officer. The Moatazedi employment agreement provides that Mr. Moatazedi is an at-will employee, sets forth his initial annual base salary of $550,000 (his current annual base salary is $750,000), and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time.
Under the Moatazedi employment agreement, Mr. Moatazedi is entitled to participate in our annual discretionary incentive plan, under which Mr. Moatazedi’s target annual incentive bonus is 100% of his annual base salary, subject to achievement of key performance indicators as determined by our board of directors in consultation with Mr. Moatazedi.
Under the Moatazedi employment agreement and subject to Mr. Moatazedi executing a release of claims, upon the Company’s termination of Mr. Moatazedi’s employment without cause or if Mr. Moatazedi resigns for “good reason” (as defined in the Moatazedi employment agreement), the Company is required to pay (i) severance to Mr. Moatazedi equal to eighteen months of his base salary paid in a lump sum plus an amount equal to his target annual bonus for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Mr. Moatazedi would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months and (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance. If, however, such a termination of Mr. Moatazedi’s employment occurs within three months prior to, upon, or within twelve months after a “change in control” event (as defined in the Moatazedi employment agreement), Mr. Moatazedi is instead entitled, subject to Mr. Moatazedi executing a release of claims, to the following (i) severance equal to twenty-four months of his base salary paid in a lump sum plus 150% of his annual target bonus for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Mr. Moatazedi would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months, (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance and (iv) accelerated vesting of all time and service based vesting conditions applicable to his outstanding Company equity awards (with any performance-based vesting to be determined as provided in the applicable award agreement). Payments or benefits payable to Mr. Moatazedi under his employment agreement or otherwise will, to the extent applicable, either be reduced to avoid excise taxes under Section 280G of the Code or be paid in full (with Mr. Moatazedi paying any such excise taxes), whichever option places him in the best after-tax position.
Employment Agreement with Mrs. Beaver
We entered into an employment agreement with Mrs. Beaver in September 2022, or the Beaver employment agreement, under which Mrs. Beaver serves as our Chief Financial Officer. The Beaver employment agreement provides that Mrs. Beaver is an at-will employee, sets forth her initial annual base salary of $440,000 (her current annual base salary is $483,000), and her eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time.
Under the Beaver employment agreement, Mrs. Beaver is entitled to participate in our annual discretionary incentive plan, under which Mrs. Beaver’s target annual incentive bonus is 40% of her annual base salary (increased to 45% in 2023), subject to achievement of key performance indicators as determined by our board of directors.
Under the Beaver employment agreement and subject to Mrs. Beaver executing a release of claims, upon the Company’s termination of Mrs. Beaver’s employment without cause or if Mrs. Beaver resigns for “good reason” (as defined in the Beaver employment agreement), the Company is required to pay (i) severance to Mrs. Beaver equal to twelve months of her base salary paid in a lump sum plus a pro-rated portion of her annual bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Mrs. Beaver would be expected to pay in order to continue medical coverage pursuant to COBRA for twelve months and (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance. If, however, such a termination of Mrs. Beaver’s employment occurs within three months prior to, upon, or within twelve months after a “change in control” event (as defined in the Beaver employment agreement), Mrs. Beaver is instead entitled, subject to Mrs. Beaver executing a release of claims, to the following (i) severance equal to eighteen months of her base salary paid in a lump sum plus 100% of her annual target bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Mrs. Beaver would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months, (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance and (iv) accelerated vesting of all time and service based vesting conditions applicable to her outstanding Company equity awards (with any performance-based vesting to be determined as provided in the applicable award agreement). Payments or benefits payable to Mrs. Beaver under her employment agreement or otherwise will, to the extent applicable, either be reduced to avoid excise taxes under Section 280G of the Code or be paid in full (with Mrs. Beaver paying any such excise taxes), whichever option places her in the best after-tax position.
Amended and Restated Employment Agreement with Dr. Avelar
We entered into an amended and restated employment agreement with Dr. Avelar in August 2022, or the Avelar employment agreement, under which Dr. Avelar serves as our Chief Medical Officer and Head of Research and Development. The Avelar employment agreement provides that Dr. Avelar is an at-will employee, sets forth his initial annual base salary of $472,000 (his current annual base salary is $519,400), and his eligibility to participate in employee benefit plans and programs generally available to other senior executives, as in effect from time to time.
Under the Avelar employment agreement, Dr. Avelar is entitled to participate in our annual discretionary incentive plan, under which Dr. Avelar’s target annual incentive bonus is 40% of his annual base salary (increased to 45% in 2023), subject to achievement of key performance indicators as determined by our board of directors.
Under the Avelar employment agreement and subject to Dr. Avelar executing a release of claims, upon the Company’s termination of Dr. Avelar’s employment without cause or if Dr. Avelar resigns for “good reason” (as defined in the Avelar employment agreement), the Company is required to pay (i) severance to Dr. Avelar equal to twelve months of his base salary paid in a lump sum plus a pro-rated portion of his annual bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Dr. Avelar would be expected to pay in order to continue medical coverage pursuant to COBRA for twelve months and (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance. If, however, such a termination of Dr. Avelar’s employment occurs within three months prior to, upon, or within twelve months after a “change in control” event (as defined in the Avelar employment agreement), Dr. Avelar is instead entitled, subject to Dr. Avelar executing a release of claims, to the following (i) severance equal to eighteen months of his base salary paid in a lump sum plus 100% of his annual target bonus payable for the calendar year in which such termination occurs, (ii) a lump sum payment of the amount Dr. Avelar would be expected to pay in order to continue medical coverage pursuant to COBRA for eighteen months, (iii) a lump sum payment of Fifteen Thousand Dollars ($15,000) as outplacement assistance and (iv) accelerated vesting of all time and service based vesting conditions applicable to his outstanding Company equity awards (with any performance-based vesting to be determined as provided in the applicable award agreement). Payments or benefits payable to Dr. Avelar under his employment agreement or otherwise will, to the extent applicable, either be reduced to avoid excise taxes under Section 280G of the Code or be paid in full (with Dr. Avelar paying any such excise taxes), whichever option places him in the best after-tax position.
May 2023 Stock Price-Based RSU Award with Mr. Moatazedi
As described above under “Long-Term Incentive Compensation,” we granted an award of performance stock units to Mr. Moatazedi in May 2023 that will vest only if both our stock price exceeds certain levels established by the compensation committee within five years after the grant date and Mr. Moatazedi remains employed with us over a four-year vesting schedule measured from the grant date. If a change in control occurs, the performance-based vesting of the award will be determined based on the per-share consideration for our common stock in the change in control, and any units eligible to vest based on this determination will remain subject to the time-based vesting requirement (or will vest upon the change in control if the award is not assumed or otherwise continued by the resulting company). If, however, Mr. Moatazedi’s employment terminates and he is entitled to severance under the Moatazedi Employment Agreement described above, the time-based vesting requirement will be deemed satisfied in full, and to the extent a stock price goal has not previously been achieved, the award will generally remain open for a period of 20 trading days following the termination date and be eligible to vest as to any stock price goal that is achieved during that period (and will terminate if the goal is not achieved during that period). If Mr. Moatazedi’s employment terminates due to his death or disability and a stock price goal has been achieved as of the date of such termination, the time-based vesting requirement will be deemed satisfied in full with respect to the units allocated to that stock price goal, and the remaining portion (if any) will terminate upon such termination of Mr. Moatazedi’s employment.

2017 Omnibus Incentive Plan
On November 21, 2017, our board of directors and sole stockholder at that time adopted and approved the 2017 Omnibus Incentive Plan (the “2017 Plan”). The following is a brief summary of the materials terms of the 2017 Plan. This summary is qualified in its entirety by the full text of the 2017 Plan, which is an exhibit to the Form S-1 filed on January 9, 2018.
Purpose
The purpose of our 2017 Plan is to promote our interests and our stockholders by strengthening our ability to attract, motivate and retain individuals to serve as employees, directors and consultants by providing them with additional incentives to put forth maximum efforts to improve our business and earnings.
Stock Awards
The 2017 Plan provides for the grant of incentive stock options, or ISOs, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock units and other stock-based awards. ISOs may be granted only to employees. All other awards may be granted to our and our affiliates’ employees, non-employee directors, consultants and other service providers.
Administration, Amendment and Termination
The 2017 Plan is administered by our board of directors or a committee of our board of directors designated by our board of directors to administer the 2017 Plan. Our board of directors has retained the right to exercise the authority of any committee that it appoints to administer the 2017 Plan to the extent consistent with applicable law and the applicable requirements of any stock exchange. Our board of directors has delegated general administrative authority with respect to the 2017 Plan to our compensation committee, except that our board of directors considers and approves equity award grants to our non-employee directors.
Subject to the terms of the 2017 Plan, the plan administrator has the authority (i) to grant and amend awards, which includes determining the type, form, terms and conditions and number of shares subject to any award, (ii) to interpret any provision of the 2017 Plan, any award or any award agreement and (iii) to make all determinations and decisions necessary for the administration of the 2017 Plan. All determinations and decisions by the plan administrator under the 2017 Plan are in its sole discretion and are final and binding.
Securities to be Offered
The 2017 Plan provides for awards based on shares of our common stock. Subject to adjustment as described below, the total number of shares authorized to be awarded under the 2017 Plan may not exceed 2,638,889 (all of which will be available for grant as ISOs), plus an annual increase on each anniversary of November 21, 2017 equal to 4.0% of the total issued and outstanding shares of our common stock as of such anniversary (or such lesser number of shares as may be determined by our board of directors). The current share limit under the 2017 Plan, subject to adjustment as described below, is 13,178,270 shares, which is the sum of the initial limit of 2,638,889 shares plus the annual increases through and including the annual increase on November 21, 2023. Shares issued under the 2017 Plan may consist in whole or in part of authorized but unissued shares, treasury shares or shares purchased on the open market or otherwise, all as determined by our company from time to time.
Any award settled in cash will not be counted as issued shares for any purpose under the 2017 Plan. If any award expires, or is terminated, surrendered or forfeited, the unissued shares covered by the award will again be available for the grant of awards. If shares issued pursuant to the 2017 Plan are repurchased by, or are surrendered or forfeited to our company, at no more than cost, those shares will again be available for the grant of awards. If shares issuable upon exercise, vesting or settlement of an award or shares owned by a grantee are surrendered or tendered to our company in payment of the purchase price of an award or any taxes required to be withheld for an award, those surrendered or tendered shares will again be available for the grant of awards. Substitute awards will not be counted against the number of shares available for the grant of awards under the 2017 Plan.
Eligibility
Eligibility to participate in the 2017 Plan is limited to such of our and our affiliates’ employees, officers, non-employee directors, consultants and advisors as determined from time to time by the plan administrator.
Stock Options
The 2017 Plan provides for the grant of options to purchase shares of our common stock at exercise prices, and subject to terms, conditions and limitations, determined by the plan administrator and set forth in an option agreement delivered to the optionee.

An option that the 2017 Plan administrator intends to be an “incentive stock option” as defined in Section 422 of the Code, or an ISO, will be granted only to our employees and will be subject to and be construed consistently with the requirements of Section 422 of the Code. An option that does not qualify as an ISO is referred to as a “non-qualified stock option.”
Stock Appreciation Rights
The 2017 Plan provides for the grant of stock appreciation rights, or SARs, which may be awarded either alone or in tandem with, or as a component of, other awards. The applicable award agreement will include information about the terms and conditions under which a SAR will be exercisable, including any performance requirements. A SAR confers on the participant a right to receive, upon exercise, a payment of the excess of (i) the fair market value of one share of our stock on the date of exercise over (ii) the grant price of the SAR as determined by the plan administrator (which will be equal to at least the fair market value on the grant date).
Restricted Stock Awards
The 2017 Plan provides for the grant of restricted stock awards. In general, a restricted stock award is an award of actual shares of common stock issued in the participant’s name that are subject to certain vesting requirements and that we may hold until the applicable vesting date, at which time the shares are released to the participant. Alternatively, at the discretion of the plan administrator, we may issue a restricted stock certificate bearing the legends required by applicable securities laws.
The plan administrator will determine the terms and conditions of any restricted stock award, which will be set forth in the restricted stock agreement delivered to the participant. A restricted stock award holder will have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in the restricted stock agreement.
Restricted Stock Units
The 2017 Plan provides for the grant of restricted stock units, or RSUs. An RSU represents the right to receive one share of common stock upon the applicable vesting date, but no share is actually issued until vesting. An RSU may be settled in cash rather than stock to the extent provided in the applicable award agreement.
The plan administrator will determine the terms and conditions of any RSUs granted under the 2017 Plan. In general, a holder of RSUs will not have any rights of a stockholder but the plan administrator may provide that the holder is entitled to receive dividend equivalent rights.
Stock-Based Performance Awards
The 2017 Plan provides for the grant of awards based on various performance conditions as may be specified by the plan administrator. Settlement of performance awards may be in cash, shares, other awards or other property, in the discretion of the plan administrator. The plan administrator may reduce the amount of a settlement otherwise to be made in connection with performance awards.
Other Stock-Based Awards
The plan administrator may grant other stock-based awards, either alone or in addition to or in conjunction with other awards under the 2017 Plan, based upon the common stock, having terms and conditions as the plan administrator may determine.
Transferability of Awards
A participant may not assign or transfer an award under the 2017 Plan, except by will or as permitted under the laws of descent and distribution. During a participant’s lifetime, only the participant personally (or his or her personal representative) may exercise rights under the 2017 Plan. However, if authorized by the applicable award agreement, a participant may transfer, not for value, all or part of an award (other than an ISO) to certain family members, in accordance with the terms of the 2017 Plan. After a permitted transfer, the award will continue to be subject to the same terms and conditions as it was before the transfer.
Rights as Stockholder
Unless an applicable award agreement states otherwise, a 2017 Plan participant will have no rights as a stockholder with respect to any shares covered by an award until he or she becomes the record holder of the shares.
Withholding for Payment of Taxes
We may deduct from payments of any kind otherwise due to a 2017 Plan participant any federal, state or local taxes of any kind required by law to be withheld in connection with the vesting of or other lapse of restrictions applicable to an award or upon the issuance of any shares of stock upon the exercise of an option or pursuant to an award.
Effect of Certain Transactions
If (i) the number of outstanding shares of our common stock is increased or decreased or the shares are changed into or exchanged for a different number or kind of shares or other securities of our company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares effected without receipt of consideration by our company or (ii) there occurs any spin-off, split-up, extraordinary cash dividend or other distribution of assets by our company, then (a) the number and kind of shares for which grants of 2017 Plan awards may be made, (b) the number and kind of shares for which outstanding awards may be exercised or settled and (c) the performance goals relating to outstanding awards, will all be equitably adjusted by our company. In addition, in the event of any increase or decrease in the number of outstanding shares or other transaction described in clause (ii) above, the number and kind of shares for which 2017 Plan awards are outstanding and the option price per share of outstanding options will be equitably adjusted.
Unless otherwise provided in an award agreement, in the event of a corporate transaction (i.e., a reorganization, merger, statutory share exchange, consolidation, sale of all or substantially all of our company’s assets, acquisition of assets or stock of another entity by our company, or other corporate transaction involving our company or any of our affiliates), the 2017 Plan and awards under it will continue in effect in accordance with their terms, except that after a corporate transaction either (i) each outstanding award will be treated as provided for in the corporate transaction agreement or (ii) if not covered in the corporate transaction agreement, each grantee will be entitled to receive for each share of common stock under the grantee’s awards (upon exercise or payment or transfer in respect of those awards), the same consideration that each of our common stockholders was entitled to receive in the corporate transaction for one share, except that such consideration will remain subject to all of the terms and conditions (including performance criteria) that were applicable to the awards before the corporate transaction. Treatment of 2017 Plan awards upon a corporate transaction may include cancellation and liquidation of stock options and SARs (including for $0 if the options or SARs are underwater at the time of the corporate transaction).
Change in Control
In the event of a “change in control” (as defined in the 2017 Plan), either of the following provisions will apply to 2017 Plan awards outstanding at the time, depending on whether, and the extent to which, awards are assumed, converted or replaced by the resulting entity in the change in control (and unless otherwise provided in the applicable award agreement):
(1) If awards are not assumed, converted or replaced by the resulting entity in the change in control, then those awards will become fully exercisable and all restrictions on the awards will lapse, except for performance awards, for which the target payout opportunities attainable will be deemed to have been fully earned as of the change in control based upon the greater of (a) an assumed achievement of all relevant performance goals at the “target” level or (b) the actual level of achievement of all relevant performance goals against target as of our fiscal quarter end preceding the change in control.
(2) If awards are assumed, converted or replaced by the resulting entity in the change in control, if, within 24 months after the change in control, the grantee is involuntarily terminated, then the grantee’s awards will become fully exercisable and all restrictions on the awards will lapse, except for performance awards, for which the target payout opportunities attainable will be deemed to have been fully earned as of the involuntary termination based upon the greater of (a) an assumed achievement of all relevant performance goals at the “target” level, or (b) the actual level of achievement of all relevant performance goals against target as of our fiscal quarter end preceding the change in control.
Clawback
All awards, amounts or benefits received or outstanding under the 2017 Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any clawback or similar policy or any applicable law related to such actions.
Detrimental Conduct
Except as otherwise provided by our board of directors, if a participant engages in “detrimental conduct” (as defined in the 2017 Plan), he or she shall forfeit or pay the following: (i) any and all outstanding awards (whether vested or unvested, exercisable or unexercisable), and (ii) any cash or shares of our common stock, or any profit realized from the sale or other disposition of shares of our common stock, received by the participant in connection with the 2017 Plan within the 36-month period immediately before the date we determine the participant has engaged in detrimental conduct.
Amendment and Termination
The plan administrator may amend, suspend or terminate the 2017 Plan as to any awards that have not been made. No amendment, suspension or termination of the 2017 Plan may, without participant consent, materially impair rights or obligations under any outstanding award. The plan administrator may amend, modify or supplement the terms of any outstanding award, including modification of awards to foreign nationals or individuals who are employed outside the United States to recognize differences in local law, tax policy or custom.
Other Compensation Matters
Perquisites and Health and Welfare Benefits
Our named executive officers are eligible to receive employee benefits, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as all of our other employees.
Beginning in 2021, we began offering supplemental disability insurance to our executive officers. Our board of directors may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.
401(k)
In May 2018, we adopted the Evolus, Inc. Retirement Plan, a tax‑qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. All participants’ interests in their deferrals are 100% vested when contributed. We contribute a $0.50 match for every $1.00 contributed by a participating employee up to 6% of their annual salary up to an annual maximum of $7,000 in 2022 and $13,200 in 2023, with such matching contributions becoming vested as to 25% each year and becoming fully vested when participating employees reach the four-year anniversary from their date of hire, giving credit for past service. Pre‑tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s direction. This retirement plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax‑qualified retirement plan, contributions to this plan and earnings on those contributions are not taxable to the employees until distributed from the plan, and all contributions are deductible by us when made.
Equity Compensation Plan Information
The following table provides information as of December 31, 2023 with respect to shares of common stock that may be issued under the 2017 Plan, which was approved by our stockholders, and certain inducement grants that were not made under the 2017 Plan, as described in note (4) below:
COMMON STOCK ISSUABLE UNDER EQUITY PLAN

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (c)
Equity compensation plans approved by stockholders(2)	9,203,047	(3)	$9.48	2,919,942
Equity compensation plans not approved by stockholders(4)	625,344		$9.10	718,060
Totals	9,828,391			3,638,002
(1)    The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of Restricted Stock Units, since Restricted Stock Units have no exercise price.
(2)    Consists of shares issuable under the 2017 Plan. The number of securities remaining available for future issuance under the 2017 Plan (column (c) in the table above) reflects the number of shares available for new award grants as of December 31, 2023 (giving effect to annual increases, as described in the next sentence, through that date). The number of shares available for grant under the 2017 Plan increases on each anniversary of November 21, 2017 equal to 4% of the total issued and outstanding shares of our common stock as of such anniversary (or such lesser number of shares as may be determined by our board of directors). Shares issuable under the 2017 Plan may be used for any type of award authorized under the plan, including stock options, stock appreciation rights, restricted stock and restricted stock units.
(3)    Consists of 5,428,308 shares of common stock issuable upon the exercise of stock options and 3,774,739 shares of common stock deliverable upon settlement of restricted stock units, in each case granted under the 2017 Plan.
(4)    Consists of awards granted to certain individuals as an inducement to their commencing employment with the Company in accordance with Nasdaq listing rule 5635(c)(4), which provides an exemption for such inducement grants to be made under plans that have not been approved by stockholders.

The shares reported in column (a) of the table consist of 72,445 shares of common stock issuable upon the exercise of stock options granted under our 2023 Inducement Incentive Plan (the “Inducement Plan”) described below and 209,495 shares of common stock deliverable upon settlement of restricted stock units granted under the Inducement Plan. In addition, column (a) includes a total 252,713 shares of common stock issuable upon the exercise of stock options and 90,691 shares of common stock deliverable upon settlement of restricted stock units, that were granted to Mrs. Beaver in September 2022 and to Mrs. Yamagishi-Dressler in August 2023 (prior to the adoption of the Inducement Plan) as an inducement to their joining the Company.
In September 2023, the Company adopted the Inducement Plan. A total of 1,000,000 shares of our common stock may be issued pursuant to awards granted under the Inducement Plan. The shares reported in column (c) of the table above reflect shares available for new award grants under the Inducement Plan as of December 31, 2023. Shares issuable under the Inducement Plan may be used for any type of award authorized under the plan, including nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units, so long as the award is granted as an inducement to the award recipient commencing employment with the Company. The Inducement Plan (as well as the inducement awards granted to Mrs. Beaver in September 2022 and Mrs. Yamagishi-Dressler in August 2023, prior to the adoption of the Inducement Plan) is administered by the compensation committee and generally includes provisions similar to those of the 2017 Plan described above. Equity compensation plans not approved by stockholders consists of (i) the Company’s outstanding inducement award grants not made under the 2017 Plan and (ii) the Inducement Plan and inducement awards outstanding under that plan. The number of securities remaining available for future issuance under the Inducement Plan (column (c) in the table above) reflects the number of shares available for new award grants as of December 31, 2023. Shares issuable under the Inducement Plan may be used for any type of award authorized under the plan, including stock options, stock appreciation rights, restricted stock and restricted stock units.

Pay versus Performance
The following summarizes the relationship between the total compensation paid to our Chief Executive Officer (“CEO”) and our other named executive officers and our financial performance for the fiscal years shown in the table (in this discussion, our CEO is also referred to as our principal executive officer or “PEO”, and our named executive officers other than our CEO are referred to as our “Non-PEO NEOs”):

Fiscal Year	Summary Compensation Table Total for CEO (1)(2)	Compensation Actually Paid to CEO (3)	Average Summary Compensation Table Total for Non-PEO NEOs (1)(2)	Average Compensation Actually Paid to Non-PEO NEOs (3)	Value of Initial Fixed $100 Investment Based On TSR (4)	Net Income (Loss) (In Thousands) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2023	$11,240,447	$13,563,751	$2,038,530	$3,122,361	$161.75	$(61,685)
2022	$3,599,590	$5,819,944	$1,508,272	$1,131,158	$115.36	$(74,412)
(1)    Mr. Moatazedi was our CEO for each of the fiscal years included in the table above. For fiscal year 2023, our Non-PEO NEOs were Mrs. Beaver and Dr. Avelar. For fiscal year 2022, our Non-PEO NEOs were Mrs. Beaver, Dr. Avelar, and Lauren Silvernail, our former Chief Financial Officer.
(2)    See the Summary Compensation Table above for detail on the Summary Compensation Table total compensation for our CEO for each fiscal year covered in the table. The average compensation for the Non-PEO NEOs for fiscal year 2023 was calculated from the Summary Compensation Table above. The average compensation for the Non-PEO NEOs for fiscal year 2022 was calculated from the Summary Compensation Table as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission in calendar year 2023.
(3)    For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our named executive officers (including, for purposes of this table, former named executive officers who are included in the Non-PEO NEO group for the applicable year) means the named executive officer’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted for the following with respect to each named executive officer:
1.Less the amounts reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the applicable fiscal year,
2.Plus the fiscal year-end value of option and stock awards granted in the covered fiscal year which were outstanding and unvested at the end of the covered fiscal year,
3.Plus/(less) the change in value as of the end of the covered fiscal year as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and were outstanding and unvested at the end of the covered fiscal year,
4.Plus the vesting date value of option and stock awards which were granted and vested during the same covered fiscal year,
5.Plus/(less) the change in value as of the vesting date as compared to the value at the end of the prior fiscal year for option and stock awards which were granted in prior fiscal years and vested in the covered fiscal year,
6.Less, as to any option and stock awards which were granted in prior fiscal years and were forfeited during the covered fiscal year, the value of such awards as of the end of the prior fiscal year.
In making each of these adjustments, the “value” of an option or stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, please see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement.
The table above reflects the CAP (determined as noted above) for our CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.

The following table provides a reconciliation of the Summary Compensation Table Total to Compensation Actually Paid for our CEO.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for CEO	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Total Compensation Reported in the Summary Compensation Table	$11,240,447	$3,599,590
(-) Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	9,493,277	2,331,524
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	9,116,924	3,352,269
(+) Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	1,595,693	340,037
(+) Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	299,278	—
(+) Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	804,686	859,572
Compensation Actually Paid	$13,563,751	$5,819,944
The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	Fiscal Year 2023 ($)	Fiscal Year 2022 ($)
Total Compensation Reported in the Summary Compensation Table	$2,694,458	$1,508,272
(-) Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	1,912,791	970,245
(+) Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	1,717,226	657,324
(+) Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	399,102	34,210
(+) Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	64,127	—
(+) Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	160,239	25,995
(-) Fair Value at Prior Fiscal Year-End of Options and Stock Awards Forfeited During Fiscal Year	—	124,398
Compensation Actually Paid	$3,122,361	$1,131,158

(4)    TSR represents cumulative total stockholder return on a fixed investment of $100 in the Company’s common stock for the period beginning on the last trading day of fiscal year 2021 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last two fiscal years against the Company’s total stockholder return (calculated as described above) over that period of time.

$20
$15
$10
$5
$0
Compensation Actually Paid (In Millions)
$200
$150
$100
$50
$0
Value of $100 Investment from 12/31/2021
2022
2023
Year
CAP for CEO
Average CAP for Non-PEO NEOs
EOLS TSR

(5)    This column shows the Company’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for our CEO and the average CAP for our Non-PEO NEOs for each of the last two fiscal years against the Company’s net income for each of those years.

Compensation Actually Paid (In Millions)
$20
$15
$10
$5
$0
Net Income (Loss) (In Millions)
$(40)
$(50)
$(60)
$(70)
$(80)
2022
2023
Year
CAP for CEO
Average CAP for Non-PEO NEOs
Net Income (Loss)

Security Ownership of
Certain Beneficial Owners and Management
The following table sets forth the number of outstanding shares of common stock beneficially owned and the percentage of common stock beneficially owned, as of April 19, 2024, by:
•each person known to us to be the beneficial owner of more than five percent of our then-outstanding common stock;
•each director and named executive officer; and
•all of our directors and executive officers as a group.
The number of shares of common stock beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire by June 18, 2024 (60 days after April 19, 2024) through the exercise or conversion of a security or other right. Unless otherwise indicated or pursuant to applicable community property laws, the Company believes that each of the stockholders listed below has sole investment and voting power with respect to the shares indicated as beneficially owned below, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose.
The percentage of beneficial ownership in the table below is based on 62,593,708 shares of common stock deemed to be outstanding as of April 19, 2024.

Beneficial owner	Shares Beneficially Owned	% of Total Voting Power
Named Executive Officers and Directors
David Moatazedi(1)	1,824,725	2.8%
Rui Avelar, M.D.(2)	554,177	*
Sandra Beaver(3)	93,080	*
Vikram Malik(4)	365,756	*
Simone Blank(4)(5)	640,774	1.0%
Robert Hayman(4)	153,466	*
David Gill(6)	141,155	*
Karah Parschauer(7)	118,505	*
Brady Stewart(8)	59,715	*
All executive officers and directors as a group (10 persons)(9)	3,951,353	6.1%
Greater than 5% Holders
Stonepine Capital Management, LLC(10)	5,333,004	8.5%
Perceptive Life Sciences Master Fund, Ltd.(11)	3,963,424	6.3%
Medytox, Inc.(12)	3,381,326	5.4%
BlackRock, Inc.(13)	3,339,377	5.3%
Daewoong Pharmaceutical Co., Ltd.(14)	3,136,869	5.0%
*    Less than 1%
(1) Includes options to purchase 1,668,460 shares of common stock exercisable within 60 days of April 19, 2024 and 30,601 shares of common stock deliverable within 60 days of April 19, 2024 pursuant to performance restricted stock unit awards.
(2) Includes options to purchase 354,919 shares of common stock exercisable within 60 days of April 19, 2024 and 6,557 shares of common stock deliverable within 60 days of April 19, 2024 pursuant to performance restricted stock unit awards.
(3) Includes options to purchase 63,706 shares of common stock exercisable within 60 days of April 19, 2024 and 6,557 shares of common stock deliverable within 60 days of April 19, 2024 pursuant to performance restricted stock unit awards.
(4) Includes options to purchase 94,708 shares of common stock exercisable within 60 days of April 19, 2024.
(5) Includes 482,783 shares of common stock held by Dental Innovations Apus Investment BV (“DIAI”). As the sole beneficial holder of DIAI, Ms. Blank may be deemed to share voting and dispositive power over the shares held by DIAI.
(6) Includes options to purchase 98,294 shares of common stock exercisable within 60 days of April 19, 2024.
(7) Includes options to purchase 87,262 shares of common stock exercisable within 60 days of April 19, 2024.
(8) Includes options to purchase 14,914 shares of common stock exercisable within 60 days of April 19, 2024.
(9) Consists of an aggregate of: options to purchase 2,571,679 shares of common stock exercisable within 60 days of April 19, 2024 and 43,715 shares of common stock deliverable within 60 days of April 19, 2024 pursuant to performance restricted stock unit awards.

(10) Based on information set forth in a Schedule 13G/A filed by Stonepine Capital Management, LLC on February 13, 2024. Stonepine Capital Management, LLC (the “General Partner”) is the general partner and investment adviser of investment funds, including Stonepine Capital, L.P. (the “Partnership”). Jon M. Plexico and Timothy P. Lynch are the control persons of the General Partner. Each of Mr. Plexico, Mr. Lynch, the General Partner and the Partnership disclaim beneficial ownership of the shares of common stock that they own except to the extent of that person’s pecuniary interest therein, and report shared voting and dispositive power over all of the reported shares. The address of Stonepine is 919 NW Bond Street, Suite 204, Bend, OR 97703.
(11) Based on information set forth in a Schedule 13G/A filed by Perceptive Advisors LLC on February 14, 2024. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund, Ltd. Joseph Edelman is the managing member of Perceptive Advisors LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund, Ltd.. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive Life Sciences Master Fund, Ltd. reports that it holds shared voting and shared dispositive power with respect to 3,963,424 shares.
(12) Based on information set forth in a Schedule 13G/A filed by Medytox with the SEC on October 18, 2023. Medytox has sole voting and investment power of the shares. The address of Medytox is 78 Gangni 1-gil Ochang-eup, Cheongwon-gu Cheongju-si, Chungcheongbuk-do 28126, Republic of Korea.
(13) Based on information set forth in a Schedule 13G filed by BlackRock, Inc. on January 29, 2024. BlackRock, Inc. has sole voting power with respect to 3,274,535 shares and sole investment power with respect to all of the reported shares. The address of BlackRock Inc. is 50 Hudson Yards, New York, NY 10001
(14) Based on information set forth in a Schedule 13G filed by Daewoong with the SEC on April 1, 2021, Daewoong has sole voting and investment power of the shares. The address of Daewoong is 35-14, Jeyakgongdan 4-gil, Hyangnam-eup, Hwaseong-si, Gyeonggi-do, Republic of Korea.

Certain Relationships and Related-Person Transactions
Procedures for Approval of Related Person Transactions
Pursuant to the charter of the audit committee, the audit committee is responsible for reviewing, approving and ratifying in advance any “related person transactions.” For purposes of the charter of the audit committee only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants and had or will have a direct or indirect material interest, involving an amount that exceeds $120,000. A “related person” is any executive officer, director or a holder of more than 5% of any class of our equity, including any of their immediate family members and any entity owned or controlled by such persons.
Our audit committee will review, on an annual basis, the previously approved related person transactions that are continuous in nature to determine whether such transactions should continue.
Related Party Transactions
The following is a description of transactions since January 1, 2022 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 and 1% of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or beneficial owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change-in-control arrangements. The transactions set forth below were approved by the audit committee. We believe we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates are approved by the audit committee.
Employment of David Moatazedi’s Brother-In-Law
Since September 2018, we have employed Mr. Moatazedi’s brother-in-law as a Director, Marketing. He receives compensation commensurate with his level of experience and other employees having similar responsibilities. The total salary paid to Mr. Moatazedi’s brother-in-law for each of 2023 and 2022 was approximately $171,000 and $148,000, respectively. He received 653 restricted stock units and 6,628 stock options in 2023, and 12,214 restricted stock units in 2022, and bonuses for 2023 and 2022 performance of approximately $25,100 and $25,500, respectively. He is not considered an officer under Section 16 of the Exchange Act and does not report directly to Mr. Moatazedi.
Medytox Settlement Agreements
As of April 19, 2024, Medytox, Inc. (“Medytox”), owned 3,381,326 shares of our common stock, par value $0.00001 per share, or approximately 5.4% of our outstanding shares of common stock. These shares were issued to Medytox in connection with the Medytox/Allergan Settlement Agreements.
In February 2021, we entered into a Settlement and License Agreement with Medytox, and Allergan, Inc. and Allergan Limited, or collectively Allergan, which we refer to as the U.S. Settlement Agreement and another Settlement and License Agreement with Medytox which we refer to as the ROW Settlement Agreement. We refer to the U.S. Settlement Agreement and the ROW Settlement Agreement collectively as the Medytox Settlement Agreements.
Under the Medytox Settlement Agreements, we obtained (i) a license to commercialize, manufacture and to have manufactured for us certain products identified in the Medytox Settlement Agreements, including Jeuveau® (the “Licensed Products”), in the United States and other territories where we license Jeuveau®, (ii) the dismissal of outstanding litigation against us, including an action before the International Trade Commission brought by Medytox, which we refer to as the ITC Action, a rescission of related remedial orders that resulted from the ITC Action, and the dismissal of a civil case in the Superior Court of California against us, which we refer to together with any claims (including claims brought in Korean courts) with a common nexus of fact as the Medytox Actions, and (iii) releases of claims against us for the Medytox Actions. In exchange, we agreed to (i) make cash payments of $35.0 million in multiple payments over two years to Allergan and Medytox, (ii) pay to Allergan and Medytox certain royalties on the sale of Jeuveau®, based on a certain dollar amount per vial sold of Licensed Product by us or on our behalf in the United States, from December 16, 2020 to September 16, 2022, (iii) from December 16, 2020 to September 16, 2022, pay to Medytox a low-double digit royalty on net sales of Jeuveau® sold by us or on our behalf in territories we have licensed outside the United States; (iv) from September 17, 2022 to September 16, 2032, pay to Medytox a mid-single digit royalty percentage on net sales of Jeuveau® in the United States and all territories we have licensed outside the United States, (v) issue to Medytox 6,762,652 shares of our common stock, par value $0.00001 per share, which we issued in February 2021, and (vi) enter into a Registration Rights Agreement pursuant to which we granted certain registration rights to Medytox with respect to such shares of common stock beginning as of March 31, 2022. During 2022 and 2023, we made milestone and royalty payments totaling approximately $20.4 million and approximately $14.1 million to Medytox under the Medytox Settlement Agreements.
Daewoong Agreements
As of April 19, 2024, Daewoong Pharmaceutical Co., Ltd. (“Daewoong”), owned 3,136,869 shares of our common stock, par value $0.00001 per share, or approximately 5.0% of our outstanding shares of common stock.
Daewoong License and Supply Agreement
In 2013, we and Daewoong entered into a license and supply agreement, as amended, which we refer to as the Daewoong Agreement, pursuant to which we have an exclusive distribution license to Jeuveau® from Daewoong for aesthetic indications in the United States, European Union, Great Britain, certain members of the European Economic Area, Switzerland Canada, Australia, New Zealand, and South Africa, as well as co-exclusive distribution rights with Daewoong in Japan. Under the Daewoong Agreement, we are required to make certain minimum annual purchases in order to maintain the exclusivity of the license. These minimum purchase obligations are contingent upon the occurrence of future events, including receipt of governmental approvals and our future market share in various jurisdictions. Under the Daewoong Agreement, Daewoong is responsible for all costs related to the manufacturing of Jeuveau®, including costs related to the operation and upkeep of its manufacturing facility, and we are responsible for all costs related to obtaining regulatory approval, including clinical expenses, and commercialization of Jeuveau®.
In 2022 and 2023, we made payments to Daewoong of $50.7 million and $48.2 million, respectively.
Indemnification Agreements
We enter into indemnification agreements with our directors and executive officers upon their election to office. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Communications with Directors
Interested parties may communicate with the board of directors or with an individual director by writing to the board of directors or to the particular director and mailing the correspondence to: Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, Attention: Corporate Secretary. We suggest, but do not require, that such submissions include the name and contact information of the interested party. The Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention and will regularly provide our board of directors with a summary of all substantive communications. The Corporate Secretary will not forward to the board of directors or any individual director junk mail, job inquiries, business solicitations, offensive or materials that he or she otherwise deems inappropriate.
Stockholder Proposals for 2025 Annual Meeting
In order for stockholder proposals for the 2025 Annual Meeting of Stockholders to be eligible for inclusion in the Proxy Statement and form of proxy card for that meeting, we must receive the proposals at our corporate headquarters, 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, directed to the attention of our Corporate Secretary, no later than December 27, 2024. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which sets forth the requirements for the inclusion of stockholder proposals in our sponsored proxy materials.
Our bylaws set forth the procedures you must follow in order to nominate a director for election or present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials pursuant to Rule 14a-8 of the Exchange Act. In addition to any other applicable requirements, for a stockholder to properly bring business before the 2025 Annual Meeting of Stockholders, the stockholder must give us notice thereof in proper written form, including all required information, at our corporate headquarters, 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, directed to the attention of our Corporate Secretary, no later than the close of business on March 8, 2025, nor earlier than the close of business on February 6, 2025. For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K (File No. 001-38381), filed with the SEC on February 12, 2018.
Further, any stockholder who intends to solicit proxies in support of director nominees other than the board of director’s nominees at our 2025 Annual Meeting of Stockholders must provide written notice to the Company setting forth the information required by Rule 14a-19 under the Exchange Act, unless the required information has been provided in a preliminary or definitive Proxy Statement previously filed by the stockholder. Such written notice must be provided in accordance with Rule 14a-19 no later than April 7, 2025. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.
Delivery of Documents to Security Holders Sharing an Address
We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, two or more stockholders who share an address and last name and did not receive their proxy materials will receive only one copy of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, unless we received contrary instructions from one or more of the applicable stockholders. A number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. This delivery method can reduce our expenses for printing and mailing. Any stockholder of record at a shared address to which a single copy of the 2023 Annual Report and this Proxy Statement was delivered may request a separate copy of the 2023 Annual Report and this Proxy Statement, by (a) calling Investor Relations at (949) 284-4555 or (b) sending a letter to Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, to the attention of our Corporate Secretary. Stockholders of record who wish to receive separate copies of these documents in the future may also contact us as stated above. Stockholders of record who share an address and receive two or more copies of the 2023 Annual Report and this Proxy Statement may contact us as stated above to request delivery of a single copy. A stockholder who holds shares in “street name” and who wishes to obtain copies of proxy materials should follow the instructions on the stockholder’s voting instruction form or should contact the holder of record.
Furnishing Annual Report on Form 10-K
We will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of the 2023 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to Evolus, Inc., 520 Newport Center Drive, Suite 1200, Newport Beach, CA 92660, to the attention of our Corporate Secretary.

Other Matters
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named as the proxy holders to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors

/s/Jeffrey Plumer

Jeffrey Plumer
Corporate Secretary

Appendix A

EVOLUS, INC.
2024 EMPLOYEE STOCK PURCHASE PLAN
1.PURPOSE
The purpose of this Plan is to assist Eligible Employees in acquiring a stock ownership interest in the Corporation, at a favorable price and upon favorable terms, pursuant to a plan which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. This Plan is also intended to encourage Eligible Employees to remain in the employ of the Corporation (or a Subsidiary which may be designated by the Committee as a “Participating Subsidiary”) and to provide them with an additional incentive to advance the best interests of the Corporation.
2.DEFINITIONS
Capitalized terms used herein which are not otherwise defined shall have the following meanings.
“Account” means the bookkeeping account maintained by the Corporation, or by a recordkeeper on behalf of the Corporation, for a Participant pursuant to Section 7(a).
“Board” means the Board of Directors of the Corporation.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
“Commission” means the U.S. Securities and Exchange Commission.
“Committee” means the committee appointed by the Board to administer this Plan pursuant to Section 12.
“Common Stock” means the common stock, par value $0.00001 per share, of the Corporation, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Section 17.
“Compensation” means an Eligible Employee’s regular gross base pay (base salary or base wages, as applicable). Compensation includes any amounts contributed as base pay reduction contributions to a plan qualifying under Section 401(k), 125 or 129 of the Code. Any other form of remuneration is excluded from Compensation, including (but not limited to) the following: severance pay, overtime payments, commissions, prizes, awards, relocation or housing allowances, stock option exercises, stock appreciation right payments, the vesting or grant of restricted stock, the payment of stock units, performance awards, auto allowances, tuition reimbursement, perquisites, non-cash compensation and other forms of imputed income, bonuses, incentive compensation, special payments, fees and allowances. Notwithstanding the foregoing, Compensation shall not include any amounts deferred under or paid from any nonqualified deferred compensation plan maintained by the Corporation or any Subsidiary.
“Contributions” means all bookkeeping amounts credited to the Account of a Participant pursuant to Section 7(a).
“Corporation” means Evolus, Inc., a Delaware corporation, and its successors.

“Effective Date” means March 5, 2024, the date this Plan was adopted by the Board.
“Eligible Employee” means any employee of the Corporation, or of any Subsidiary which has been designated in writing by the Committee as a “Participating Subsidiary” (including any Subsidiaries which have become such after the date that this Plan is approved by the stockholders of the Corporation). Notwithstanding the foregoing and unless otherwise provided by the Committee in advance of the applicable Offering Period, “Eligible Employee” shall not include any employee:
(a)whose customary employment is for not more than five (5) months in a calendar year; or
(b)whose customary employment is for twenty (20) hours or less per week.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.
“Exercise Date” means, with respect to an Offering Period, the last day of that Offering Period (or, if the Offering Period consists of more than one purchase period, the last day of the particular purchase period at issue).
“Fair Market Value” on any date means:
(a)if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Common Stock on such date on the principal national securities exchange on which the Common Stock is so listed or admitted to trade, or, if there is no trading of the Common Stock on such date, then the closing price of a share of Common Stock on such exchange on the next preceding date on which there was trading in the shares of Common Stock;
(b)in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of this Plan.
“Grant Date” means the first day of each Offering Period, as determined by the Committee and announced to potential Eligible Employees.
“Individual Limit” has the meaning given to such term in Section 4(b).
“New Exercise Date” has the meaning given to such term in Section 18.
“Offering Period” means the period of six (6) consecutive months commencing on each Grant Date; provided, however, that the Committee may declare, as it deems appropriate and in advance of the applicable Offering Period, a shorter (not to be less than three months) Offering Period or a longer (not to exceed 27 months) Offering Period; provided, further, that the Committee may provide, as it deems appropriate and in advance of the applicable Offering Period, that such Offering Period will consist of multiple “purchase periods,” with an Exercise Date to occur at the end of each such purchase period. In no event will the Grant Date for an Offering Period occur on or before the Exercise Date (or the final Exercise Date, as the case may be) for the immediately preceding Offering Period.

“Option” means the stock option to acquire shares of Common Stock granted to a Participant pursuant to Section 8.
“Option Price” means the per share exercise price of an Option as determined in accordance with Section 8(b).
“Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation in which each corporation (other than the Corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.
“Participant” means an Eligible Employee who has elected to participate in this Plan and who has filed a valid and effective Subscription Agreement to make Contributions pursuant to Section 6.
“Participating Subsidiary” means any Subsidiary that has been designated in writing by the Committee as a Participating Subsidiary for purposes of this Plan.
“Plan” means this Evolus, Inc. 2024 Employee Stock Purchase Plan, as amended from time to time.
“Rule 16b-3” means Rule 16b-3 as promulgated by the Commission under Section 16, as amended from time to time.
“Share Limit” has the meaning given to such term in Section 4(a).
“Subscription Agreement” means the written enrollment agreement or applicable electronic form of enrollment agreement filed by an Eligible Employee with the Corporation (or its designee) pursuant to Section 6 to participate in this Plan.
“Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations (beginning with the Corporation) in which each corporation (other than the last corporation) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.
3.ELIGIBILITY
Any person employed as an Eligible Employee as of a Grant Date shall be eligible to participate in this Plan during the Offering Period in which such Grant Date occurs, subject to the Eligible Employee satisfying the requirements of Section 6.
4.STOCK SUBJECT TO THIS PLAN; SHARE LIMITATIONS
(a)Aggregate Share Limit. Subject to the provisions of Section 17, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any of its shares of Common Stock held as treasury shares. The maximum number of shares of Common Stock that may be delivered pursuant to Options granted under this Plan is 579,648 shares, subject to adjustments pursuant to Section 17 (the “Share Limit”).

In addition, subject to adjustments pursuant to Section 17, the Share Limit shall automatically increase on March 5 of each of the calendar years during the term of this Plan, with the first such increase to occur in March 2025, by an amount equal to the lesser of (i) one percent (1%) of the total number of shares of Common Stock issued and outstanding on March 4 of the year in which such increase is to occur, (ii) 579,648 shares of Common Stock, or (iii) such number of shares of Common Stock as may be established by the Board.
In the event that during a particular Offering Period all of the shares of Common Stock made available under this Plan are subscribed prior to the expiration of this Plan, this Plan and all outstanding Options hereunder shall terminate at the end of that Offering Period and the shares available shall be allocated for purchase by Participants in that Offering Period on a pro-rata basis determined with respect to Participants’ Account balances.
(b)Individual Share Limit. The maximum number of shares of Common Stock that any one individual may acquire upon exercise of his or her Option with respect to any one Offering Period is 5,000 shares, subject to adjustments pursuant to Section 17 (the “Individual Limit”); provided, however, that the Committee may amend such Individual Limit, effective no earlier than the first Offering Period commencing after the adoption of such amendment, without stockholder approval. The Individual Limit shall be proportionately adjusted for any Offering Period of less than six months, and may, at the discretion of the Committee, be proportionately increased for any Offering Period of greater than six months.
(c)Shares Not Actually Delivered. Shares that are subject to or underlie Options, which for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again, except to the extent prohibited by law, be available for subsequent Options under this Plan.
5.OFFERING PERIODS
During the term of this Plan, the Corporation will offer Options to purchase Shares in each Offering Period to all Participants in that Offering Period. Unless otherwise specified by the Committee in advance of the Offering Period, Offering Periods will be of six (6) months duration. The Committee will specify in advance of each Offering Period when the Offering Period will commence and the Grant Date of the Offering Period. Each Option shall become effective on the Grant Date of that Offering Period. The term of each Option shall be the duration of the related Offering Period and shall end on the Exercise Date of that Offering Period. Offering Periods shall continue until this Plan is terminated in accordance with Section 18 or 19, or, if earlier, until no Shares remain available for Options pursuant to Section 4.
6.PARTICIPATION
(a)Enrollment. An Eligible Employee may become a Participant in this Plan by completing a Subscription Agreement on a form approved by and in a manner prescribed by the Committee (or its delegate). To become effective, a Subscription Agreement must be agreed to or signed (which agreement or signature may be electronic, if so provided by the Committee) by the Eligible Employee and filed with the Corporation (or its designee) at the time and in the manner specified by the Committee, but in all cases prior to the start of the Offering Period with respect to which it is to become effective, and must set forth a whole percentage (or, if the Committee so provides, a stated amount) of the Eligible Employee’s Compensation to be credited to the Participant’s Account as Contributions each pay period.
(b)Contribution Limits. Notwithstanding the foregoing, a Participant’s Contribution election shall be subject to the following limitations:
(1)the $25,000 annual limitation set forth in Section 8(c);
(2)a Participant may not elect to contribute more than fifteen percent (15%) of his or her Compensation each pay period as Plan Contributions; and
(3)such other limits, rules, or procedures as the Committee may prescribe.
(c)Content and Duration of Subscription Agreements. Subscription Agreements shall contain the Eligible Employee’s authorization and consent to the Corporation’s withholding from his or her Compensation the amount of his or her Contributions. An Eligible Employee’s Subscription Agreement, and his or her participation election and withholding consent thereon, shall remain valid for all Offering Periods until (i) the Eligible Employee’s participation terminates pursuant to the terms hereof, (ii) the Eligible Employee files a new Subscription Agreement that becomes effective, or (iii) the Committee requires that a new Subscription Agreement be executed and filed with the Corporation.
7.METHOD OF PAYMENT OF CONTRIBUTIONS
(a)Participation Account. The Corporation shall maintain on its books, or cause to be maintained by a recordkeeper, an Account in the name of each Participant. The percentage (or amount, as applicable) of Compensation elected to be applied as Contributions by a Participant shall be deducted from such Participant’s Compensation on each payday during the period for payroll deductions set forth below and such payroll deductions shall be credited to that Participant’s Account as soon as administratively practicable after such date. A Participant may not make any additional payments to his or her Account. A Participant’s Account shall be reduced by any amounts used to pay the Option Price of shares acquired, or by any other amounts distributed pursuant to the terms hereof.
(b)Commencement of Payroll Deductions. Payroll deductions with respect to an Offering Period shall commence as of the first day of the payroll period which coincides with or immediately follows the applicable Grant Date and shall end on the last day of the payroll period which coincides with or immediately precedes the applicable Exercise Date, unless sooner terminated by the Participant as provided in this Section 7 or until his or her Plan participation terminates pursuant to Section 11.
(c)Withdrawal During an Offering Period. A Participant may terminate his or her Contributions during an Offering Period (and receive a distribution of the balance of his or her Account in accordance with Section 11) by completing and filing with the Corporation (or its designee), in such form and on such terms as the Committee (or its delegate) may prescribe, a written withdrawal form or applicable electronic withdrawal form which shall be completed by the Participant. Such termination shall be effective as soon as administratively practicable after its receipt by the Corporation. A withdrawal election pursuant to this Section 7(c) with respect to an Offering Period shall only be effective, however, if it is received by the Corporation prior to the Exercise Date of that Offering

Period (or such earlier deadline that the Committee may reasonably require to process the withdrawal prior to the Exercise Date). Partial withdrawals of Accounts, and other modifications or suspensions of Subscription Agreements, except as provided in Section 7(d) or 7(e), are not permitted.
(d)Change in Contribution Elections for the Following Offering Period. A Participant may discontinue, increase, or decrease the level of his or her Contributions (within Plan limits) by completing and filing with the Corporation (or its designee), on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. Subject to any additional timing requirements that the Committee may impose, an election pursuant to this Section 7(d) shall be effective with the first Offering Period that commences after the Corporation’s receipt of such election.
(e)Discontinuing Contributions During an Offering Period. A Participant may discontinue his or her Contributions (but not increase or otherwise decrease the level of his or her Contributions) during an Offering Period, by filing with the Corporation (or its designee), on such terms as the Committee (or its delegate) may prescribe, a new Subscription Agreement which indicates such election. An election pursuant to this Section 7(e) shall be effective no earlier than the first payroll period that starts after the Corporation’s receipt of such election. If a Participant elects to discontinue his or her Contributions pursuant to this Section 7(e), the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely withdrawal election in accordance with Section 7(c), in which case the Participant’s Account will be paid to him or her in cash in accordance with Section 11(a)).
8.GRANT OF OPTION
(a)Grant Date; Number of Shares. On each Grant Date, each Eligible Employee who is a Participant during that Offering Period shall be granted an Option to purchase a number of shares of Common Stock. The Option shall be exercised on the Exercise Date. The number of shares subject to the Option shall be determined by dividing the Participant’s Account balance as of the applicable Exercise Date by the Option Price.
(b)Option Price. The Option Price per share of the shares subject to an Option for an Offering Period shall be the lesser of: (i) 85% of the Fair Market Value of a Share on the Grant Date of that Offering Period; or (ii) 85% of the Fair Market Value of a Share on the Exercise Date of that Offering Period; provided, however, that the Committee may provide prior to the start of any Offering Period that the Option Price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of Common Shares on the Grant Date of the Offering Period, or (2) the Fair Market Value of Common Shares on the Exercise Date of that Offering Period, or (3) the lesser of the Fair Market Value of Common Shares on the Grant Date of the Offering Period or the Fair Market Value of Common Shares on the Exercise Date of that Offering Period (or, for purposes of the foregoing clauses (2) and (3) if the applicable Offering Period consists of more than one purchase period, the Exercise Date of the applicable purchase period within that Offering Period). Notwithstanding anything to the contrary in the preceding provisions of this Section 8(b), in no event shall the Option Price per share be less than the par value of a share of Common Stock.

(c)Limits on Share Purchases. Notwithstanding anything else contained herein, a person who is otherwise an Eligible Employee shall not be granted any Option (or any Option granted shall be subject to compliance with the following limitations) or other right to purchase shares under this Plan to the extent:
(1)it would, if exercised, cause the person to own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Corporation, or of any Parent, or of any Subsidiary; or
(2)such Option causes such individual to have rights to purchase stock under this Plan and any other plan of the Corporation, any Parent, or any Subsidiary which is qualified under Section 423 of the Code which accrue at a rate which exceeds $25,000 of the fair market value of the stock of the Corporation, of any Parent, or of any Subsidiary (determined at the time the right to purchase such stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time.
For purposes of the foregoing, a right to purchase stock accrues when it first becomes exercisable during the calendar year. In determining whether the stock ownership of an Eligible Employee equals or exceeds the 5% limit set forth above, the rules of Section 424(d) of the Code (relating to attribution of stock ownership) shall apply, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.
9.EXERCISE OF OPTION
Unless a Participant withdraws from an Offering Period pursuant to Section 7(c) or the Participant’s Plan participation is terminated as provided in Section 11, his or her Option for the purchase of shares shall be exercised automatically on the Exercise Date for that Offering Period, without any further action on the Participant’s part, and the maximum number of whole shares subject to such Option (subject to the Individual Limit set forth in Section 4(b) and the limitations contained in Section 8(c)) shall be purchased at the Option Price with the balance of such Participant’s Account.
If any amount which is not sufficient to purchase a whole share remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to such Participant as soon as administratively practicable after such date; provided that the Committee may provide in advance of an Offering Period for any such amount with respect to that Offering Period to be credited to the Participant’s Account for the next Offering Period, if he or she is a Participant in such next Offering Period.
If the Share Limit of Section 4(a) is reached, any amount that remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date to purchase the number of Shares that he or she is allocated shall be refunded to the Participant as soon as administratively practicable after such date.
If any amount which exceeds the Individual Limit set forth in Section 4(b) or one of the limitations set forth in Section 8(c) remains in a Participant’s Account after the exercise of his or her Option on the Exercise Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.

10.DELIVERY OF SHARES
As soon as administratively practicable after the Exercise Date, the Corporation shall, in its discretion, either deliver to each Participant a certificate representing the shares of Common Stock purchased upon exercise of his or her Option, provide for the crediting of such shares in book entry form in the name of the Participant, or provide for an alternative arrangement for the delivery of such shares to a broker or recordkeeping service for the benefit of the Participant. In the event the Corporation is required to obtain from any commission or agency authority to issue any such certificate or otherwise deliver such shares, the Corporation will seek to obtain such authority. If the Corporation is unable to obtain from any such commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance of any such certificate or other delivery of such shares, or if for any other reason the Corporation cannot issue or deliver shares of Common Stock and satisfy Section 21, the Corporation shall be relieved from liability to any Participant except that the Corporation shall return to each Participant to whom such shares cannot be issued or delivered the amount of the balance credited to his or her Account that would have otherwise been used for the purchase of such shares.
11.TERMINATION OF EMPLOYMENT; CHANGE IN ELIGIBLE STATUS
(a)General. Except as provided in the next paragraph, if a Participant ceases to be an Eligible Employee for any reason at any time prior to the last day of an Offering Period in which he or she participates, or if the Participant timely elects to terminate Contributions and withdraw from the Plan pursuant to Section 7(c), such Participant’s Account shall be paid to him or her (or, in the event of the Participant’s death, to the person or persons entitled thereto under Section 13) in cash, and such Participant’s Option and participation in the Plan shall be automatically terminated.
(b)Change in Employment Status or Leave of Absence. If a Participant (i) ceases to be an Eligible Employee during an Offering Period but remains an employee of the Corporation or a Participating Subsidiary through the Exercise Date, or (ii) during an Offering Period commences a sick leave, military leave, or other leave of absence approved by the Corporation or a Participating Subsidiary, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Participant is an employee of the Corporation or a Participating Subsidiary or on such leave as of the applicable Exercise Date, such Participant’s Contributions shall cease, and the Contributions previously credited to the Participant’s Account for that Offering Period shall be used to exercise the Participant’s Option as of the applicable Exercise Date in accordance with Section 9 (unless the Participant makes a timely election to terminate Contributions and withdraw from the Plan in accordance with Section 7(c), in which case such Participant’s Account shall be paid to him or her in cash in accordance with Section 11(a).
(c)Re-Enrollment. A Participant’s termination from Plan participation precludes the Participant from again participating in this Plan during that Offering Period. However, such termination shall not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met. A Participant’s termination from Plan participation shall be deemed to be a revocation of that Participant’s Subscription Agreement and such Participant must file a new Subscription Agreement to resume Plan participation in any succeeding Offering Period.

(d)Change in Subsidiary Status. For purposes of this Plan, if a Participating Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan and will no longer be an Eligible Employee, unless the person continues as an Eligible Employee in respect of the Corporation or another Participating Subsidiary.
12.ADMINISTRATION
(a)The Committee. The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. Subject to the preceding sentence, the Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume or change the administration of this Plan.
(b)Powers and Duties of the Committee. The Committee shall administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules it considers desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan (including, without limitation, rules and deadlines for making elections under the Plan, which deadlines may be more restrictive than the deadlines otherwise set forth in this Plan), to further define the terms used in this Plan, and to make all other determinations necessary or advisable for the administration of this Plan or the effectuation of its purposes. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan and any agreements defining the rights and obligations of the Corporation, any Subsidiary, and any Participant or other person under this Plan, which construction or interpretation shall be final and binding on all parties including the Corporation, Subsidiaries, Participants and beneficiaries. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures, separate offerings, or sub-plans applicable to particular Subsidiaries or locations, which separate offerings or sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan. The Committee may delegate ministerial non-discretionary functions to third parties, including individuals who are officers or employees of the Corporation or Participating Subsidiaries.
(c)Decisions of the Committee are Binding; Reliance on Experts. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan. Any action taken by, or inaction of, the Corporation, any Participating Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. In making any determination or in taking or not taking any action under this Plan, the Board or Committee, as the case may be, may obtain and may rely on the advice of experts, including professional advisors to the Corporation. No member of the Board or Committee, or officer or agent of the Corporation, will be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.

(d)Indemnification. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
13.DEATH BENEFITS
In the event of the death of a Participant, the Corporation shall deliver such shares and/or cash payable pursuant to the terms hereof to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Corporation), the Corporation, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Corporation, then to such other person as the Corporation may designate.
14.TRANSFERABILITY
Neither Contributions credited to a Participant’s Account nor any Options or rights with respect to the exercise of Options or right to receive shares under this Plan may be anticipated, alienated, encumbered, assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 13) by the Participant. Any such attempt at anticipation, alienation, encumbrance, assignment, transfer, pledge or other disposition shall be without effect and all amounts shall be paid and all shares shall be delivered in accordance with the provisions of this Plan. Amounts payable or shares deliverable pursuant to this Plan shall be paid or delivered only to (or credited in the name of, as the case may be) the Participant or, in the event of the Participant’s death, as provided in Section 13.
The Corporation may require a Participant to hold any shares the Participant acquires under this Plan in a brokerage account identified by the Corporation until the date the shares are transferred, sold or otherwise disposed of in any way by the Participant, or such earlier time as the Corporation may determine.
15.USE OF FUNDS; INTEREST
All Contributions received or held by the Corporation under this Plan will be included in the general assets of the Corporation and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Participant or credited to his or her Account under this Plan (in respect of Account balances, refunds of Account balances, or otherwise).
16.REPORTS
Statements shall be provided or made available (in writing or electronically) to Participants as soon as administratively practicable following each Exercise Date. Each Participant’s statement shall set forth, as of such Exercise Date, that Participant’s Account balance immediately prior to the exercise of his or her Option, the Option Price, the number of whole shares purchased and his or her remaining Account balance, if any.

17.ADJUSTMENTS OF AND CHANGES IN THE STOCK
Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), or reverse stock split; any merger, combination, consolidation, or other reorganization; split-up, spin-off, or any similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of substantially all the assets of the Corporation as an entirety occurs; then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:
(a)proportionately adjust any or all of (i) the number and type of shares of Common Stock or the number and type of other securities that thereafter may be made the subject of Options (including the specific maxima and numbers of shares set forth elsewhere in this Plan), (ii) the number, amount and type of shares (or other securities or property) subject to any or all outstanding Options, (iii) the Option Price of any or all outstanding Options, or (iv) the securities, cash or other property deliverable upon exercise of any outstanding Options, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Options; or
(b)make provision for a cash payment in settlement of, or for the substitution or exchange of, any or all outstanding Options or the cash, securities or property deliverable to the holder of any or all outstanding Options based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
The Committee may adopt such valuation methodologies for outstanding Options as it deems reasonable in the event of a cash or property settlement and, without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the Option Price of the Option.
In any of such events, the Committee may take such action sufficiently prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally.
Without limiting the generality of Section 12, any good faith determination by the Committee as to whether an adjustment is required in the circumstances pursuant to this Section 17, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
18.POSSIBLE EARLY TERMINATION OF PLAN AND OPTIONS
Upon a dissolution or liquidation of the Corporation, or any other event described in Section 17 that the Corporation does not survive, or does not survive as a publicly-traded company in respect of its Shares, subject to any provision that has been expressly made by the Board for the survival, substitution, assumption, exchange or other settlement of the Options that are then outstanding under the Plan, each Offering Period then in progress shall be shortened and a new Exercise Date shall be established by the Board or the Committee (the “New Exercise Date”), as of which date the Plan and any Offering Period then in progress shall terminate and all then-outstanding Options under this Plan shall be automatically exercised in accordance with the terms hereof; provided, however, that the New Exercise Date shall not be more than ten (10) days before the date of the consummation of such dissolution, liquidation or other event. The Option Price on the New Exercise Date shall be determined as provided in Section 8(b), and the New Exercise Date shall be treated as the “Exercise Date” for purposes of determining such Option Price.
19.TERM OF PLAN; AMENDMENT OR TERMINATION
(a)Effective Date; Termination. This Plan shall become effective as of the Effective Date. No new Offering Periods shall commence on or after the tenth (10th) anniversary of the Effective Date, and this Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated pursuant to Section 4, Section 18 or this Section 19.
(b)Board Amendment Authority. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part, without notice. Stockholder approval for any amendment or modification shall not be required, except to the extent required by law or applicable stock exchange rules, or required under Section 423 of the Code in order to preserve the intended tax consequences of this Plan. No Options may be granted during any suspension of this Plan or after the termination of this Plan, but the Committee will retain jurisdiction as to Options then outstanding in accordance with the terms of this Plan. No amendment, modification, or termination pursuant to this Section 19(b) shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of such Participant or obligations of the Corporation under any Option granted under this Plan prior to the effective date of such change. Changes contemplated by Section 17 or Section 18 shall not be deemed to constitute changes or amendments requiring Participant consent. Without limiting the generality of the Committee’s amendment authority, the Committee shall have the right to designate from time to time the Subsidiaries whose employees may be eligible to participate in this Plan (including, without limitation, any Subsidiary that may become such after the Effective Date), to change the service and other qualification requirements set forth under the definition of Eligible Employee in Section 2, and to change the definition of Compensation set forth in Section 2 (in each case, subject to the requirements of Section 423(b) of the Code and applicable rules and regulations thereunder). Any such change shall not take effect earlier than the first Offering Period that starts on or after the effective date of such change. Any such change shall not constitute an amendment to this Plan requiring stockholder approval.
20.NOTICES
All notices or other communications by a Participant to the Corporation contemplated by this Plan shall be deemed to have been duly given when received in the form and manner specified by the Committee (or its delegate) at the location, or by the person, designated by the Committee (or its delegate) for that purpose.
21.CONDITIONS UPON ISSUANCE OF SHARES
This Plan, the granting of Options under this Plan and the offer, issuance and delivery of shares of Common Stock are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation and as a condition precedent to the exercise of his or her Option, provide such assurances and representations to the Corporation as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
22.PLAN CONSTRUCTION
(a)Section 16. It is the intent of the Corporation that transactions involving Options under this Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated by the Commission under Section 16 of the Exchange Act, to the extent there are any Discretionary Transactions under this Plan), in the case of Participants who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated by the Commission under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Options or other events with respect to this Plan.
(b)Section 423. Except as the Committee may expressly provide in the case of one or more separate offerings or sub-plans adopted pursuant to Section 12(b), this Plan and Options are intended to qualify under Section 423 of the Code.
(c)Interpretation. If any provision of this Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Corporation and is consistent with the purposes of this Plan as to such persons in the circumstances.
23.EMPLOYEES’ RIGHTS
(a)No Employment Rights. Nothing in this Plan (or in any Subscription Agreement or other document related to this Plan) will confer upon any Eligible Employee or Participant any right to continue in the employ or other service of the Corporation or any Subsidiary, constitute any contract or agreement of employment or other service or effect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any Subsidiary to change such person’s compensation or other benefits or to terminate his or her employment or other service, with or without cause. Nothing contained in this Section 23(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a Subscription Agreement.
(b)No Rights to Assets of the Corporation. No Participant or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation or any Subsidiary by reason of any Option hereunder. Neither the provisions of this Plan (or of any Subscription Agreement or other document related to this Plan), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any Subsidiary, on the one hand, and any Participant or other person, on the other hand. To the extent that a Participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation. No special or separate reserve, fund or deposit will be made to assure any such payment.
(c)No Stockholder Rights. A Participant will not be entitled to any privilege of stock ownership as to any Shares not actually delivered to and held of record by the Participant. Except as expressly required by Section 17, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
24.MISCELLANEOUS
(a)Governing Law; Severability. This Plan, the Options, Subscription Agreements, and other documents related to this Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
(b)Captions and Headings. Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.
(c)No Effect on Other Plans or Corporate Authority. The adoption of this Plan shall not affect any other Corporation or Subsidiary compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee (i) to establish any other forms of incentives or compensation for employees of the Corporation or any Subsidiary (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.
(d)No Effect on Other Compensation. Benefits received by a Participant under an Option granted pursuant to this Plan shall not be deemed a part of the Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board (or the Board of Directors of the Subsidiary that sponsors such plan or arrangement, as applicable) expressly otherwise provides in writing.
25.STOCKHOLDER APPROVAL
Notwithstanding anything else contained herein to the contrary, the effectiveness of this Plan is subject to the approval of this Plan by the stockholders of the Corporation within twelve months after the Effective Date. No Shares shall be issued or delivered under this Plan until such stockholder approval is obtained and, if such stockholder approval is not obtained within such twelve-month period of time, all Contributions credited to a Participant’s Account hereunder shall be refunded to such Participant (without interest) as soon as practicable after the end of such twelve-month period.

26.TAX WITHHOLDING
Notwithstanding anything else contained herein to the contrary, the Corporation may deduct from a Participant’s Account balance as of an Exercise Date, before the exercise of the Participant’s Option is given effect on such date, the amount of any taxes which the Corporation reasonably determines it or any Subsidiary may be required to withhold with respect to such exercise. In such event, the maximum number of whole shares of Common Stock subject to such Option (subject to the other limits set forth in this Plan) shall be purchased at the Option Price with the balance of the Participant’s Account (after reduction for the tax withholding amount).
Should the Corporation for any reason be unable, or elect not to, satisfy its or any Subsidiary’s tax withholding obligations in the manner described in the preceding paragraph with respect to a Participant’s exercise of an Option, or should the Corporation or any Subsidiary reasonably determine that it or an affiliated entity has a tax withholding obligation with respect to a disposition of shares acquired pursuant to the exercise of an Option prior to satisfaction of the holding period requirements of Section 423 of the Code or at any other time in respect of a Participant’s participation in this Plan, the Corporation or Subsidiary, as the case may be, shall have the right at its option to (i) require the Participant to pay or provide for payment of the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or any affiliate is required to withhold with respect to such event or (ii) deduct from the Participant’s Account or from any amount otherwise payable to or for the account of the Participant the amount of any taxes which the Corporation or Subsidiary reasonably determines that it or an affiliate is required to withhold with respect to such event.
27.NOTICE OF SALE
Any person who has acquired shares under this Plan shall give prompt written notice to the Corporation of any sale or other transfer of the shares if such sale or transfer occurs (1) within the two-year period after the Grant Date of the Offering Period with respect to which such shares were acquired, or (2) within the twelve-month period after the Exercise Date of the Offering Period with respect to which such shares were acquired.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 5, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EOLS2024**
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class III directors for a three-year term.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) David Moatazedi 02) Vikram Malik 03) Karah Parschauer

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as Evolus' independent auditor for the year ending December 31, 2024.	☐	☐	☐
3. The approval of the Evolus Inc. 2024 Employee Stock Purchase Plan.	☐	☐	☐
4. Approval of, on an advisory basis, the compensation of Evolus' named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
5. Approval of, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of Evolus' named executive officers.	☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

0000644550_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

EVOLUS, INC.
Annual Meeting of Stockholders
June 6, 2024 8:00 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David Moatazedi and Jeffrey Plumer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of EVOLUS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via live webcast at www.virtualshareholdermeeting.com/EOLS2024 at 8:00 AM, Pacific Time on June 6, 2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000644550_2 R1.0.0.6